Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into effective as of November 12, 2014 (the “Second Amendment Effective Date”), among NRP OIL AND GAS LLC, a Delaware limited liability company (the “Borrower”), each of the Lenders that is a signatory hereto, and WELLS FARGO BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”). Unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Credit Agreement, dated as of August 12, 2013 (as the same has been amended, restated, supplemented or otherwise modified from time to time prior to the date hereof including pursuant to that certain First Amendment to Credit Agreement effective as of December 19, 2013, the “Existing Agreement” and as further amended by this Amendment, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Existing Agreement in certain respects as set forth herein and on the terms and conditions set forth herein and to be effective as of the Second Amendment Effective Date; and

WHEREAS, the Administrative Agent and the Lenders have agreed to amend the Existing Agreement as provided herein subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:

SECTION 1. Defined Terms. The following terms when used in this Amendment shall have the meanings assigned to them in this Section 1:

“Specified Representations” shall mean those representations and warranties made by the Borrower in Sections 3.01, 3.02, 3.03(b), 3.08, 3.12, 3.15, 3.17, 3.22 and 3.23 of the Credit Agreement.

“Specified Acquisition Agreement Representations” shall mean the representations and warranties made by Kaiser and the owners of Kaiser or with respect to Kaiser, its subsidiaries or its business in the Kaiser Acquisition Agreement as are material to the interests of the Lenders but only to the extent that the Borrower or its applicable affiliate has the right to terminate its obligations under the Kaiser Acquisition Agreement or otherwise decline to close the Kaiser Acquisition as a result of a breach of any such Specified Acquisition Agreement Representations or any such Specified Acquisition Agreement Representations not being accurate (in each case, determined without regard to any notice requirement).

NRP OIL AND GAS LLC
SECOND AMENDMENT TO CREDIT AGREEMENT	PAGE 1

SECTION 2. Amendments to Existing Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 5 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Existing Agreement, including the Schedules and Exhibits thereto, shall be amended effective as of the Second Amendment Effective Date by incorporating the blacklined changes shown on the marked copy of the Existing Agreement attached hereto as Exhibit A.

SECTION 3. Redetermined Borrowing Base. This Amendment shall constitute notice of the Scheduled Borrowing Base Determination to occur on or about November 1, 2014 pursuant to Section 2.08 of the Existing Agreement, and the Administrative Agent, the Lenders, the Borrower and the Guarantors hereby acknowledge that effective as of the Second Amendment Effective Date, the Borrowing Base shall be increased from $20,000,000 to $137,000,000, and such redetermined Borrowing Base (which shall be deemed to be the November 1, 2014 Scheduled Borrowing Base Determination) shall remain in effect until the earlier of (a) the next redetermination of the Borrowing Base or (b) the date such Borrowing Base is otherwise adjusted pursuant to the terms of the Credit Agreement.

SECTION 4. New Lenders and Reallocation and Increase of Commitments. The Lenders have agreed among themselves to reallocate their respective Commitments, and to, among other things, allow certain financial institutions to become a party to the Existing Agreement as a Lender (each, a “New Lender”) and permit one or more of the Lenders to increase their respective Commitments under the Existing Agreement (each, an “Increasing Lender”). Each of the Administrative Agent, the Borrower and each other Loan Party hereby consents to (i) the reallocation of the Commitments as set forth on Annex I to the Credit Agreement, (ii) each New Lender’s agreement to provide a Commitment and (iii) the increase in each Increasing Lender’s Commitment. On the Second Amendment Effective Date and after giving effect to such reallocation and increase of the Commitments, the Commitment and Applicable Percentage of each Lender shall be as set forth on Annex I to the Credit Agreement. Each Lender hereby consents to the Commitments set forth on Annex I to the Credit Agreement. The reallocation of the Commitments among the Lenders, including the acquisition by each New Lender of an interest in the Commitments, shall be deemed to have been consummated pursuant to the terms of the Assignment and Assumption attached as Exhibit A to the Existing Agreement as if the Lenders, including any New Lender, had executed an Assignment and Assumption with respect to such reallocation. The Administrative Agent hereby waives the $3,500 processing and recordation fee set forth in Section 9.04(b)(ii)(C) of the Existing Agreement with respect to the assignments and reallocations contemplated by this Section 3. Each Lender, as to itself, hereby agrees to waive any indemnity claim for LIBO Rate breakage costs under Section 2.15 of the Existing Agreement in the event the payment of any principal of any Eurodollar Loan or the conversion of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto is required in connection with the reallocation contemplated by this Section 3. On the date hereof, the Administrative Agent shall take the actions specified in Section 9.04, including recording the assignments described herein in the Register, and such assignments shall be effective for purposes of the Credit Agreement. Each New Lender agrees that it shall be deemed to be, and hereby becomes on the date of effectiveness of this Amendment, a party in all respect to the Credit Agreement and the other Loan Documents to which the Lenders are party and shall have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

NRP OIL AND GAS, LLC
SECOND AMENDMENT TO CREDIT AGREEMENT	PAGE 2

SECTION 5. Conditions. The amendments to the Existing Agreement contained in Section 2 of this Amendment, the redetermination of the Borrowing Base contained in Section 3 of this Amendment and the reallocation and increase of Commitments contained in Section 4 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 5.

5.1 Execution and Delivery. Each Loan Party, the Lenders, and the Administrative Agent shall have executed and delivered counterparts of this Amendment and each other required document to the Administrative Agent, all in form and substance reasonably satisfactory to the Administrative Agent.

5.2 Notes. Each lender requesting a Note shall have received such Note duly executed by the Borrower.

5.3 Fees. The Administrative Agent shall have received the fees separately agreed upon in the Fee Letter, and all other fees and expenses due to the Administrative Agent, the Arranger and the Lenders required to be paid on the Second Amendment Effective Date (including, to the extent invoiced prior to the Second Amendment Effective Date, the fees and expenses of counsel to the Administrative Agent) shall have been paid.

5.4 Existing Liens. The Administrative Agent shall have received evidence reasonably satisfactory to it that upon the consummation of the Kaiser Acquisition, all Liens, other than Permitted Encumbrances, upon the Oil and Gas Properties represented by the Kaiser Assets have been terminated.

5.5 Acquisition Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying: (i) true and correct copies of the material Kaiser Acquisition Documents, (ii) that neither the Borrower, or to the Borrower’s knowledge, Kaiser has the right to terminate the Kaiser Acquisition Agreement pursuant to Section 10.01 thereof, and such Section 10.01 of the Kaiser Acquisition Agreement has not been amended, modified or waived in a manner materially adverse to the Administrative Agent, (iii) that the Borrower has consummated the Kaiser Acquisition, substantially in accordance with the terms of the Kaiser Acquisition Agreement (without giving effect to any waiver, modifications or consent thereunder that is materially adverse to the interests of the Lenders (as reasonably determined by the Administrative Agent), it being understood that, without limitation, any change in the amount or form of the purchase price (other than pursuant to any purchase price or similar adjustment provisions set forth in the Kaiser Acquisition Agreement), the third party beneficiary rights applicable to the Administrative Agent and the Lenders or the governing law shall be deemed to be materially adverse to the interests of the Lenders) unless approved by the Administrative Agent and (iv) as to the purchase price determined by the Kaiser Acquisition Documents for the Kaiser Assets after giving effect to all adjustments as of the closing date contemplated by the Kaiser Acquisition Documents.

NRP OIL AND GAS, LLC
SECOND AMENDMENT TO CREDIT AGREEMENT	PAGE 3

5.6 Equity Contribution. The Administrative Agent shall have received evidence satisfactory to it that the Kaiser Acquisition Equity Contribution has been made.

5.7 Financial Statements. The Administrative Agent shall have received:

(a) with respect to the Borrower and its Subsidiaries, (i) audited consolidated balance sheets and related consolidated statements of income, shareholder’s equity and cash flows for the fiscal year ended December 31, 2013, and (ii) unaudited consolidated balance sheets and related consolidated statements of income and cash flows for each interim fiscal quarter ended since the last audited financial statements and at least 60 days prior to the Second Amendment Effective Date; and

(b) with respect to Kaiser (i) audited balance sheet and related consolidated statements of income, members’ capital and cash flows for the fiscal year ended December 31, 2013, and (ii) unaudited balance sheets and related statements of income, members’ capital and cash flows as of and for the six-month period ended June 30, 2014.

5.8 Closing Certificate. The Administrative Agent shall have received a certificate from a Financial Officer of the Borrower (in form and substance reasonably satisfactory to the Administrative Agent) certifying that after giving pro forma effect to each element of the Transactions and this Amendment (including Borrowings to occur on the Second Amendment Effective Date) (i) the Specified Representations and the Specified Acquisition Agreement Representations shall be true and correct in all material respects (or if qualified by materiality or material adverse effect, in all respects) as of the date hereof (except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or if qualified by materiality or material adverse effect, in all respects) only as of such specified date, (ii) the Borrower is in pro forma compliance with the financial covenants set forth in Section 6.16 of the Credit Agreement, in each case for such financial covenants for the most recent four consecutive fiscal quarter period for which quarterly financial statements have been delivered pursuant to this Amendment and calculated to give pro forma effect to each element of the Transactions (in accordance with Regulation S-X of the Securities Act of 1933, as amended, and including other adjustments reasonably acceptable to the Administrative Agent) and (iii) the Commitments exceed the Aggregate Credit Exposure by at least $17,000,000.

5.9 Solvency Certificate. The Administrative Agent shall have received a certificate from a Financial Officer of the Borrower (in the form attached to that certain Amended and Restated Commitment Letter dated as of October 21, 2014 from Administrative Agent and the Arranger to the Borrower) certifying that after giving pro forma effect to each element of the Transactions and this Amendment the Borrower and its Subsidiaries (on a consolidated basis) are Solvent.

5.10 Legal Opinion. The Administrative Agent shall have received a customary written opinion (addressed to the Administrative Agent and the Lenders and dated the Second Amendment Effective Date) of Latham & Watkins LLP, counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to the Loan Parties, this Amendment or the Transactions as the Required Lenders shall reasonably request.

NRP OIL AND GAS, LLC
SECOND AMENDMENT TO CREDIT AGREEMENT	PAGE 4

SECTION 6. Representations and Warranties of Loan Parties. Each Loan Party hereby represents and warrants to the Lenders as follows:

6.1 Reaffirmation of Representations and Warranties/Further Assurances. After giving effect to the amendments and waivers herein, each representation and warranty of such Loan Party contained in the Credit Agreement and in each of the other Loan Documents is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof (except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (without duplication of any materiality qualifier contained therein) only as of such specified date.

6.2 Corporate Authority; No Conflicts. The execution, delivery and performance by each Loan Party (to the extent a party hereto or thereto) of this Amendment and the Kaiser Acquisition Documents and all documents, instruments and agreements contemplated herein and therein are within such Loan Party’s corporate or other organizational powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any court or agency of government, except such as have been obtained or made and are in full force and effect and except for (i) filings necessary to perfect Liens created pursuant to this Amendment and the other Loan Documents, (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default under this Amendment or the other Loan Documents, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of this Amendment or the other Loan Documents and (iii) those consents, approvals or filings that are customarily obtained after the closing of an acquisition of Oil and Gas Properties, and do not violate or constitute a default under any provision of any applicable law or any indenture, agreement or other instrument evidencing Material Indebtedness or a Material Sales Contract binding upon any Loan Party (including the Kaiser Acquisition Documents in respect of the execution, delivery and performance of this Amendment) or result in the creation or imposition of any Lien upon any of the assets of any Loan Party except for Permitted Encumbrances and otherwise as permitted in the Credit Agreement.

6.3 Enforceability. This Amendment and the Kaiser Acquisition Documents constitute the valid and binding obligation of the Borrower and each other Loan Party enforceable in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

6.4 No Default. As of the date hereof, immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

NRP OIL AND GAS, LLC
SECOND AMENDMENT TO CREDIT AGREEMENT	PAGE 5

SECTION 7. Miscellaneous.

7.1 Post-Closing Mortgage and Title. Within ten (10) days after the Second Amendment Effective Date (or such later date as the Administrative Agent may agree in its reasonable discretion), the Loan Parties shall have converted the Kaiser Assets into direct ownership in the Oil and Gas Properties represented thereby. Within fifteen (15) days after the Second Amendment Effective Date (or such later date as the Administrative Agent may agree in its reasonable discretion), the Loan Parties shall have executed and delivered to the Administrative Agent Mortgages and title information, in each case, reasonably satisfactory to the Administrative Agent with respect to the Oil and Gas Properties that are included in the Borrowing Base, or the portion thereof, as required by Sections 5.12 and 5.13 of the Credit Agreement.

7.2 Reaffirmation of Loan Documents and Liens. Any and all of the terms and provisions of the Existing Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby in all respects ratified and confirmed by each Loan Party. Each Loan Party hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Loan Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof. Each Guarantor party hereto (i) consents and agrees to this Amendment, and (ii) agrees that the Loan Documents to which it is a party (including, without limitation, the Guaranty) shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

7.3 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

7.4 Legal Expenses. Each Loan Party hereby agrees to pay all reasonable fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

7.5 Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

7.6 Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

7.7 Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

NRP OIL AND GAS, LLC
SECOND AMENDMENT TO CREDIT AGREEMENT	PAGE 6

7.8 Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Texas.

7.9 Reference to and Effect on the Loan Documents.

(a) This Amendment shall be deemed to constitute a Loan Document for all purposes and in all respects. Each reference in the Existing Agreement and this Amendment (including Exhibit A attached hereto) to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Existing Agreement, this Amendment (including Exhibit A hereto) or in any other Loan Document, or other agreements, documents or other instruments executed and delivered pursuant to the Existing Agreement and/or this Amendment to the “Credit Agreement”, shall mean and be a reference to the Credit Agreement.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

[Signature pages follow.]

NRP OIL AND GAS, LLC
SECOND AMENDMENT TO CREDIT AGREEMENT	PAGE 7

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers to be effective as of the date first above written.

BORROWER: NRP OIL AND GAS LLC

By:	/s/ Dwight L. Dunlap
Name:	Dwight L. Dunlap
Title:	Chief Financial Officer and Treasurer

NRP OIL AND GAS LLC
SECOND AMENDMENT TO CREDIT AGREEMENT	SIGNATURE PAGE

WELLS FARGO BANK, N.A., as Administrative Agent, Issuing Lender and a Lender

By:	/s/ Brett A. Steele
Name:	Brett A. Steele
Title:	Vice President

NRP OIL AND GAS LLC
SECOND AMENDMENT TO CREDIT AGREEMENT	SIGNATURE PAGE

COMPASS BANK, as a Lender

By:	/s/ Ian Payne
Name:	Ian Payne
Title:	Vice President

NRP OIL AND GAS LLC
SECOND AMENDMENT TO CREDIT AGREEMENT	SIGNATURE PAGE

COMERICA BANK, as a Lender

By:	/s/ Jeffery Treadway
Name:	Jeffery Treadway
Title:	Senior Vice President

NRP OIL AND GAS LLC
SECOND AMENDMENT TO CREDIT AGREEMENT	SIGNATURE PAGE

AMEGY BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ G. Scott Collins
Name:	G. Scott Collins
Title:	Senior Vice President

NRP OIL AND GAS LLC
SECOND AMENDMENT TO CREDIT AGREEMENT	SIGNATURE PAGE

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Parul June
Name:	Parul June
Title:	Vice President

NRP OIL AND GAS LLC
SECOND AMENDMENT TO CREDIT AGREEMENT	SIGNATURE PAGE

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Joshua D. Elsea
Name:	Joshua D. Elsea
Title:	Vice President

NRP OIL AND GAS LLC
SECOND AMENDMENT TO CREDIT AGREEMENT	SIGNATURE PAGE

EXHIBIT A

AMENDMENTS TO CREDIT AGREEMENT

See attached.

NRP OIL AND GAS LLC
SECOND AMENDMENT TO CREDIT AGREEMENT	EXHIBIT A

EXHIBIT A

TO SECOND AMENDMENT

CREDIT AGREEMENT

dated as of

August 12, 2013

among

NRP OIL AND GAS LLC,

as Borrower

The Other Loan Parties Party Hereto

The Lenders Party Hereto

WELLS FARGO BANK, N.A.,

as Administrative Agent

and

WELLS FARGO SECURITIES, LLC,

as Sole Bookrunner and Sole Lead Arranger

(AS AMENDED BY THAT CERTAIN

FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF DECEMBER 19, 2013

AND

THAT CERTAIN SECOND AMENDMENT TO CREDIT AGREEMENT DATED

AS OF NOVEMBER 12, 2014)

NRP Oil and Gas LLC – Credit Agreement

TABLE OF CONTENTS

Page
Article I Definitions		1
Section 1.01.	Defined Terms	1
Section 1.02.	Types of Loans and Borrowings	~~28~~31
Section 1.03.	Terms Generally	~~28~~31
Section 1.04.	Accounting Terms; GAAP	32
Section 1.05.	Oil and Gas Definitions	~~29~~32
Section 1.06.	Time of Day	~~29~~32
Article II The Credits		~~29~~32
Section 2.01.	Commitments	~~29~~32
Section 2.02.	Loans and Borrowings	~~29~~32
Section 2.03.	Requests for Borrowings	~~30~~33
Section 2.04.	Letters of Credit	~~31~~34
Section 2.05.	Funding of Borrowings	~~36~~39
Section 2.06.	Interest Elections	~~36~~40
Section 2.07.	Termination and Reduction of Aggregate Maximum Credit Amounts	41
Section 2.08.	Borrowing Base	~~38~~41
Section 2.09.	Repayment of Loans; Evidence of Debt	45
Section 2.10.	Prepayment of Loans	~~42~~46
Section 2.11.	Fees	~~44~~48
Section 2.12.	Interest	~~45~~49
Section 2.13.	Alternate Rate of Interest	~~46~~50
Section 2.14.	Increased Costs	50
Section 2.15.	Break Funding Payments	51
Section 2.16.	Taxes	~~48~~52
Section 2.17.	Payments Generally; Allocation of Proceeds; Sharing of Set-offs	~~52~~56
Section 2.18.	Mitigation Obligations; Replacement of Lenders	~~54~~58
Section 2.19.	Defaulting Lenders	~~55~~59
Section 2.20.	Returned Payments	60
Section 2.21.	Collection of Proceeds of Production	60
Article III Representations and Warranties		~~57~~61
Section 3.01.	Organization; Powers	~~57~~61
Section 3.02.	Authorization; Enforceability	~~57~~61
Section 3.03.	Governmental Approvals; No Conflicts	61
Section 3.04.	Financial Condition; No Material Adverse Change	~~58~~62
Section 3.05.	Properties; Titles, Etc	~~58~~62
Section 3.06.	Litigation and Environmental Matters	~~59~~63
Section 3.07.	Compliance with Laws and Agreements; No Defaults or Borrowing Base Deficiency	63
Section 3.08.	Investment Company Status	63

NRP Oil and Gas LLC – Credit Agreement

i

Page
Section 3.09.	Taxes	64
Section 3.10.	ERISA	64
Section 3.11.	Disclosure	~~60~~64
Section 3.12.	Solvency	64
Section 3.13.	Insurance	64
Section 3.14.	Capitalization	65
Section 3.15.	Security Interest in Collateral	~~61~~65
Section 3.16.	Employment Matters	65
Section 3.17.	Margin Stock	66
Section 3.18.	Maintenance of Properties	~~62~~66
Section 3.19.	Gas Imbalances; Prepayments	67
Section 3.20.	Marketing of Production	67
Section 3.21.	Swap Agreements	~~63~~67
Section 3.22.	Foreign Corrupt Practices	~~63~~67
Section 3.23.	OFAC	68
Article IV Conditions		68
Section 4.01.	~~Effective Date~~[Reserved]	72
Section 4.02.	Each Credit Event	~~68~~73
Article V Affirmative Covenants		~~69~~73
Section 5.01.	Financial Statements; Other Information	~~69~~76
Section 5.02.	Notices of Material Events	~~72~~77
Section 5.03.	Existence; Conduct of Business	~~73~~77
Section 5.04.	Payment of Obligations	~~73~~77
Section 5.05.	Operation and Maintenance of Properties	~~73~~77
Section 5.06.	Insurance	~~74~~78
Section 5.07.	Books and Records; Inspection Rights	~~74~~78
Section 5.08.	Compliance with Laws	~~74~~78
Section 5.09.	Use of Proceeds and Letters of Credit	~~74~~78
Section 5.10.	Further Assurances	~~75~~79
Section 5.11.	Reserve Reports	~~75~~79
Section 5.12.	Title Data	~~76~~81
Section 5.13.	Mortgages; Additional Collateral; Additional Guarantors	~~77~~82
Section 5.14.	Swap Agreements	~~78~~83
Section 5.15.

Post-Closing Matters~~. As practicable but no later than ten (10) Business Days after the Effective Date (or such later date as may be determined by the Administrative Agent in its sole discretion) the Loan Parties shall execute and deliver to the Administrative Agent each Deposit Account Control Agreement required to be provided pursuant to Section 4.13 of the Security Agreement~~

~~79~~83
Article VI Negative Covenants		~~79~~83
Section 6.01.	Indebtedness	~~79~~83
Section 6.02.	Liens	~~80~~85
Section 6.03.	Fundamental Changes	~~81~~86

NRP Oil and Gas LLC – Credit Agreement

Page
Section 6.04.	Investments, Loans, Advances, Guarantees and Acquisitions	~~82~~87
Section 6.05.	Asset Dispositions	~~83~~88
Section 6.06.	Swap Agreements	~~84~~89
Section 6.07.	Restricted Payments	~~86~~91
Section 6.08.	Transactions with Affiliates	~~86~~92
Section 6.09.	Restrictive Agreements	~~86~~92
Section 6.10.	Sale or Discount of Receivables	~~86~~92
Section 6.11.	Gas Imbalances, Take-or-Pay or Other Prepayments	~~87~~92
Section 6.12.	Marketing Activities	~~87~~93
Section 6.13.	Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities	~~87~~93
Section 6.14.	Disqualified Capital Stock	~~87~~93
Section 6.15.	Amendments to Organizational Documents; Changes in Fiscal Year End; Foreign Subsidiaries; Accounting Changes	~~87~~93
Section 6.16.	Financial Covenants	~~88~~94
Section 6.17.	~~Abraxas~~Kaiser Acquisition Documents	~~88~~94
Section 6.18.	Restrictions on Second Lien Debt	94
Article VII Events of Default		~~88~~95
Section 7.01.	Events of Default	~~88~~95
Section 7.02.	Remedies	~~90~~97
Article VIII The Administrative Agent		~~92~~99
Section 8.01.	Appointment; Powers	~~92~~99
Section 8.02.	Duties and Obligations of Administrative Agent	~~92~~99
Section 8.03.	Action by Administrative Agent	~~93~~100
Section 8.04.	Reliance by Administrative Agent	~~93~~100
Section 8.05.	Subagents	~~94~~101
Section 8.06.	Resignation of Administrative Agent	~~94~~101
Section 8.07.	Administrative Agent as Lender	~~94~~101
Section 8.08.	No Reliance	~~94~~101
Section 8.09.	Administrative Agent May File Proofs of Claim	~~95~~102
Section 8.10.	The Arranger and Certain Agents	~~95~~103
Section 8.11.	Intercreditor Agreement	103
Article IX Miscellaneous		~~96~~103
Section 9.01.	Notices	~~96~~103
Section 9.02.	Waivers; Amendments	~~97~~104
Section 9.03.	Expenses; Indemnity; Damage Waiver	~~100~~107
Section 9.04.	Successors and Assigns	~~102~~110
Section 9.05.	Survival	~~105~~113
Section 9.06.	Counterparts; Integration; Effectiveness	~~106~~114
Section 9.07.	Severability	~~106~~114
Section 9.08.	Right of Setoff	~~106~~114
Section 9.09.	GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS	~~106~~115

NRP Oil and Gas LLC – Credit Agreement

Page
Section 9.10.	WAIVER OF JURY TRIAL	~~107~~116
Section 9.11.	Headings	~~108~~116
Section 9.12.	Confidentiality	~~108~~116
Section 9.13.	Several Obligations; Nonreliance; Violation of Law	~~108~~117
Section 9.14.	USA PATRIOT Act	~~109~~117
Section 9.15.	Disclosure	~~109~~117
Section 9.16.	Appointment for Perfection	~~109~~117
Section 9.17.	Interest Rate Limitation	~~109~~117
Section 9.18.	Collateral Matters; Swap Agreements	~~110~~118
Section 9.19.	Flood Insurance	~~110~~118
Section 9.20.	No Fiduciary Duty	~~110~~118
Article X Guaranty		~~111~~119
Section 10.01.	Guaranty	~~111~~119
Section 10.02.	Guaranty of Payment	~~111~~119
Section 10.03.	No Discharge or Diminishment of Guaranty	~~111~~119
Section 10.04.	Defenses Waived	~~112~~120
Section 10.05.	Rights of Subrogation	~~112~~121
Section 10.06.	Reinstatement; Stay of Acceleration	~~113~~121
Section 10.07.	Information	~~113~~121
Section 10.08.	Taxes	~~113~~121
Section 10.09.	Maximum Liability	~~113~~122
Section 10.10.	Contribution	~~114~~122
Section 10.11.	Liability Cumulative	~~114~~123
Section 10.12.	Subordination	~~114~~123
Section 10.13.	Keepwell	~~115~~123
Section 10.14.	Termination	~~115~~124

NRP Oil and Gas LLC – Credit Agreement

ANNEXES

Annex I – Maximum Credit Amounts, Applicable Percentages and Commitments

EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B – Form of Borrowing Request

Exhibit C – Form of Interest Election Request

Exhibit D – Form of Note

Exhibit E – Form of Compliance Certificate

Exhibit F – Form of Reserve Report Certificate

Exhibit G – Form of Joinder Agreement

Exhibit H-1 – Form of U.S. Tax Certificate (for Non-U.S. [Lenders] [Participants] That Are Not Partnerships)

Exhibit H-2 – Form of U.S. Tax Certificate (for Non-U.S. [Lenders][Participants] That are Partnerships)

SCHEDULES:

Schedule 3.06 – Disclosed Matters

Schedule 3.14 – Capitalization

Schedule 3.15 – Filing Offices for Mortgages and Financing Statements

Schedule 3.19 – Gas Imbalances

Schedule 3.20 – Marketing Contracts

Schedule 3.21 – Swap Agreements

Schedule 6.01 – Existing Indebtedness

Schedule 6.02 – Existing Liens

Schedule 6.04 – Existing Investments

Schedule 6.08 – Transactions with Affiliates

Schedule 6.09 – Existing Restrictions

NRP Oil and Gas LLC – Credit Agreement

v

CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of August 12, 2013, among NRP OIL AND GAS LLC, a Delaware limited liability company, as Borrower, the other LOAN PARTIES party hereto, the LENDERS party hereto, and WELLS FARGO BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

Article I

Definitions

Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

~~“Abraxas” means Abraxas Petroleum Corporation, a Nevada corporation.~~

~~“Abraxas Acquisition” means the acquisition by the Borrower of the Abraxas Assets pursuant to the terms and conditions of the Abraxas Acquisition Documents.~~

~~“Abraxas Acquisition Date” means that date the all of the conditions precedent under the Abraxas Acquisition Documents have been satisfied and the Borrower has purchased the Abraxas Assets.~~

~~“Abraxas Acquisition Documents” means (a) that certain Purchase and Sale Agreement dated as of June 14, 2013 between Abraxas, as seller, and the Borrower, as buyer, with respect to the acquisition by the Borrower of the Abraxas Assets and (b) all assignments, bills of sale, side letters and other material agreements, documents and certificates executed and delivered in connection with the Abraxas Acquisition, in the case of each of clauses (a) and (b), as the same may be amended supplemented or otherwise modified from time to time to the extent permitted under Section 6.17.~~

~~“Abraxas Assets” means the “Subject Assets” (as defined in the Abraxas Acquisition Documents).~~

~~“Acquisition Equity Contribution” means the contribution of at least $39,000,000 by Natural Resource Partners to the Borrower, the proceeds of which shall be used to consummate the Abraxas Acquisition.~~

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period or for any ABR Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

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“Administrative Agent” means Wells Fargo Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Payment Contract” means any contract whereby any Loan Party either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an “Advance Payment”) to be applied toward payment of the purchase price of Hydrocarbons produced or to be produced from Oil and Gas Properties owned by any Loan Party and which Advance Payment is, or is to be, paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard “take or pay” provisions in any gas sales or purchase contract or any other similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Credit Exposure” means, as of any date of determination, the sum of the Credit Exposure of all of the Lenders as of such date.

“Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be reduced or terminated pursuant to Section 2.07. The ~~initial~~ Aggregate Maximum Credit Amounts of the Lenders ~~is $100,000,000~~as of the Second Amendment Effective Date is $500,000,000.

“Agreement” means this Credit Agreement, dated as of August 12, 2013.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, with respect to the determination of the Alternate Base Rate, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

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“Applicable Percentage” means, with respect to any Lender at any time, the percentage of the Aggregate Maximum Credit Amounts represented by such Lender’s Maximum Credit Amount at such time as such percentage is set forth on Annex I or in an Assignment and Assumption, as the case may be; provided that if the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect; provided; further that, in accordance with Section 2.19 (other than Section 2.19(e)), so long as any Lender shall be a Defaulting Lender, such Defaulting Lender’s Maximum Credit Amount or Commitment, as the case may be, shall be disregarded.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the Borrowing Base Usage applicable on such date:

Borrowing Base Usage:	ABR Spread	Eurodollar Spread	Commitment Fee Rate
Equal to or greater than 90%	1.50%	~~2.75~~2.50%	0.50%
Equal to or greater than 75% but less than 90%	1.25%	~~2.50~~2.25%	0.50%
Equal to or greater than 50% but less than 75%	1.00%	~~2.25~~2.00%	0.50%
Equal to or greater than 25% but less than 50%	0.75%	~~2.00~~1.75%	0.375%
Less than 25%	0.50%	~~1.75~~1.50%	0.375%

Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next change; provided, however, that if at any time the Borrower fails to deliver a Reserve Report required to be delivered pursuant to Section 5.11, and for each day during the period from and including the date on which such Reserve Report was required to be delivered to but excluding the date on which such Reserve Report is delivered, the “Applicable Rate” means the rate per annum set forth on the above chart when the Borrowing Base Usage is at its highest level.

“Approved Counterparty” means, at any time and from time to time, (a) any Lender or any Affiliate of a Lender (other than a Defaulting Lender or an Affiliate of a Defaulting Lender), or (b) any Person engaged in the business of writing Swap Agreements for commodity, interest rate or currency risk that is acceptable to the Administrative Agent and has (or the credit support provider of such Person has), at the time any Loan Party enters into a Swap Agreement with such Person, a long term senior unsecured debt credit rating of A or better from S&P or A3 or better from Moody’s.

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“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Approved Petroleum Engineer” means Degolyer and MacNaughton, Netherland Sewell, Ryder Scott or any other reputable firm of independent petroleum engineers selected by the Borrower and reasonably acceptable to the Administrative Agent.

“Arranger” means Wells Fargo Securities, LLC, in its capacities as sole lead arranger and sole bookrunner hereunder.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Banking Services Provider: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Provider” means any Lender or any Affiliate of a Lender that provides Banking Services to any Loan Party.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or any Parent thereof by a Governmental Authority or instrumentality thereof so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

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“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the board of directors of the general partner of the partnership; (3) with respect to a limited liability company, the manager, managers, managing member or members or any controlling committee of managing members thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function

“Borrower” means NRP Oil and Gas LLC, a Delaware limited liability company.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means, at any time, an amount equal to the amount determined in accordance with Section 2.08, as the same may be redetermined, adjusted or reduced from time to time pursuant to Section 2.08(f), Section 2.08(g) or Section 5.12.

“Borrowing Base Deficiency” occurs if at any time the Aggregate Credit Exposure exceeds the Borrowing Base then in effect; provided, that, for purposes of determining whether a Borrowing Base Deficiency exists, obligations under any Letter of Credit will not be deemed to be outstanding to the extent such obligations are secured by cash in the manner contemplated by Section 2.04(j).

“Borrowing Base Swap” means any Swap Agreement (or hedge position) entered into by any Loan Party and relied upon by the Administrative Agent in determining the then effective Borrowing Base.

“Borrowing Base Usage” means, as of any date and for all purposes, the quotient, expressed as a percentage, of (a) the Aggregate Credit Exposure as of such date, divided by (b) the Borrowing Base as of such date.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

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“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or of any other Loan Party having a fair market value in excess of the Threshold Amount.

“Change in Control” means (a) Natural Resource Partners shall cease to own, free and clear of all Liens or other encumbrances, at least 100% of the outstanding voting Equity Interests of the Borrower on a fully diluted basis; (b) the acquisition of direct or indirect Control of the Borrower by any Person or group other than Natural Resource Partners; or (c) the Borrower shall cease to own, free and clear of all Liens or other encumbrances, at least 100% of the outstanding voting Equity Interests of any Subsidiary on a fully diluted basis.

“Change in Law” means (a) the adoption of any law, rule, regulation or treaty (including any rules or regulations issued under or implementing any existing law) after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to such term in Section 9.17.

“Coal Operating Company” means NRP (Operating) LLC, a Delaware limited liability company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all assets covered by the Security Instruments and any and all other Property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, to secure the Secured Obligations.

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“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.07 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04(b), and “Commitments” means the aggregate amount of the Commitments of all the Lenders. The amount representing each Lender’s Commitment shall at any time be the lesser of such Lender’s Maximum Credit Amount and such Lender’s Applicable Percentage of the then effective Borrowing Base. As of the ~~First~~Second Amendment Effective Date, the Commitment of each Lender shall be the amount set forth opposite such Lender’s name on Annex I under the caption “Commitments”.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Current Assets” means, as of any date of determination, the sum of (a) the consolidated current assets of the Borrower and its Consolidated Subsidiaries determined in accordance with GAAP as of such date, plus (b) all Unused Commitments as of such date, less (c) any non-cash assets required to be included in the consolidated current assets of the Borrower and its Consolidated Subsidiaries as a result of the requirements of Accounting Standards Codification Section 815-10 (as successor to FASB Statement 133) as of such date.

“Consolidated Current Liabilities” means, as of any date of determination, the sum of (a) consolidated current liabilities of the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP as of such date, less (b) current maturities of the Loans, less (c) any non-cash obligations required to be included in consolidated current liabilities of the Borrower and its Consolidated Subsidiaries as a result of the requirements of Accounting Standards Codification Section 815-10 (as successor to FASB Statement 133) as of such date.

“Consolidated Current Ratio” means, as of any date of determination, the ratio of Consolidated Current Assets to Consolidated Current Liabilities as of such date.

“Consolidated EBITDAX” means, with respect to the Borrower and its Consolidated Subsidiaries for any period, Consolidated Net Income for such period; plus without duplication and to the extent deducted in the calculation of Consolidated Net Income for such period, the sum of (a) income, franchise or margin Taxes paid or accrued (including any federal, state, local and foreign income and similar Taxes) net of any Tax refund; (b) Consolidated Interest Expense; (c) amortization, depletion and depreciation expense; (d) any non-cash losses or charges on any Swap Agreement resulting from the requirements of Accounting Standards Codification Section 815-10 (as successor to FASB Statement 133) for such period; (e) oil and gas exploration expenses (including all drilling, completion, geological and geophysical costs) for such period; (f) losses from Dispositions of assets (other than Hydrocarbons produced in the ordinary course of business) and other extraordinary or non-recurring losses; and (g) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business); minus without duplication and to the extent included in the calculation of

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Consolidated Net Income for such period, (h) the sum of (i) any non-cash gains on any Swap Agreements resulting from the requirements of Accounting Standards Codification Section 815-10 (as successor to FASB Statement 133) for such period; (ii) extraordinary or non-recurring gains; (iii) gains from Dispositions of assets (other than Hydrocarbons produced in the ordinary course of business); and (iv) other non-cash gains; provided that, with respect to the determination of Borrower’s compliance with the Consolidated Leverage Ratio set forth in Section 6.16(b) for any period, Consolidated EBITDAX shall be adjusted to give effect, on a pro forma basis to any Material Acquisitions or Material Dispositions made during such period as if such Material Acquisition or Material Disposition, as the case may be, was made at the beginning of such period; provided, further, that any such pro forma adjustments shall be acceptable to the Administrative Agent in its reasonable discretion.

“Consolidated Interest Expense” means, for any period, the sum of the aggregate interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Consolidated Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Consolidated Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for the Borrower and its Consolidated Subsidiaries for such period in accordance with GAAP.

“Consolidated Leverage Ratio” means the ratio of (A) Consolidated Total Indebtedness as of the end of such fiscal quarter to (B) Consolidated EBITDAX for the trailing four fiscal quarter period ending on the last day of such fiscal quarter; provided that, Consolidated EBITDAX for the four fiscal quarter period ending December 31, ~~2013~~2014 shall be Consolidated EBITDAX for fiscal quarter ending December 31, ~~2013~~2014 multiplied by 4.00, Consolidated EBITDAX for the two fiscal quarter period ending March 31, ~~2014~~2015 shall be Consolidated EBITDAX for such period multiplied by 2.00, Consolidated EBITDAX for the three fiscal quarter period ending June 30, ~~2014~~2015 shall be Consolidated EBITDAX for such period multiplied by 4/3.

“Consolidated Net Income” means for any period, the consolidated net income (or loss) of the Borrower and its Consolidated Subsidiaries, as applicable, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower, or is merged into or consolidated with the Borrower or any of its Subsidiaries, as applicable, (b) the undistributed earnings of any Subsidiary of the Borrower, to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or by any law applicable to such Subsidiary and (c) the income (or loss) of any Person in which any other Person (other than the Borrower or any of its Subsidiaries) has an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid in cash to the Borrower or any of its Consolidated Subsidiaries during such period.

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“Consolidated Subsidiaries” means, as to any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

“Consolidated Total Indebtedness” means, as of any date, without duplication, all Indebtedness of the Borrower and its Consolidated Subsidiaries; provided that Indebtedness of the Borrower shall not include any Guarantee by the Borrower of Indebtedness of Natural Resource Partners.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and LC Exposure at such time.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to the Administrative Agent, the Issuing Bank or any Lender any other amount required to be paid by it hereunder, unless, in the case of clauses (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified the Borrower, the Administrative Agent, the Issuing Bank or any Lender in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) cannot be satisfied), (c) has failed, within three (3) Business Days after request by the Administrative Agent or the Issuing Bank, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Administrative Agent or the Issuing Bank of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or has a Parent that has, become the subject of a Bankruptcy Event.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed on Schedule 3.06.

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“Disposition” or “Dispose” means the sale, transfer, conveyance, license, lease, farm-out, unitization, exchange or other disposition (including any sale and leaseback transaction) of any Property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Indebtedness or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the Maturity Date.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means, with respect to any Person, a subsidiary of such Person that is incorporated or formed under the laws of the United States of America, any state thereof or the District of Columbia.

“Effective Date” means ~~the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02~~)August 12, 2013.

“Eligible Assignee” means any Person that qualifies as an assignee pursuant to Section 9.04(b)(i); provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include (a) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (b) any Defaulting Lender or (c) any natural person.

“Eligible Contract Participant” means an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.

“Engineering Reports” has the meaning assigned to such term in Section 2.08(c).

“Engineered Value” means, with respect to any Oil and Gas Property of a Loan Party, the value the Administrative Agent attributed to such Oil and Gas Property in connection with the most recent redetermination of the Borrowing Base pursuant to Section 2.08 (or in connection with determining the initial Borrowing Base in the event no such redetermination has occurred).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any applicable Environmental Law, (b) the generation, use, handling, transportation, storage,

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treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means any one or more of the following: (a) any “reportable event,” as defined in Section 4043 of ERISA and the regulations thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the termination of any Plan under Section 4041(c) of ERISA; (c) the institution of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (d) the failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; (e) the failure, with respect to any Plan to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (f) a determination that any Plan is considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (g) the receipt by any Loan Party or ERISA Affiliate from any Multiemployer Plan of any notice, or the receipt by any Multiemployer Plan from any Loan Party or ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability; or (h) a determination that any Multiemployer Plan is in endangered or critical status under Section 432 of the Code or Section 305 of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excluded Swap Agreements” means, collectively, Swap Agreements that are (a) put option contracts that are not related to corresponding calls, collars or swaps and with respect to which neither the Borrower nor any other Loan Party has any payment obligation other than fixed premiums or other fixed charges or (b) basis differential swaps on volumes already hedged pursuant to other Swap Agreements permitted under Section 6.06(a).

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“Excluded Swap Obligation” means, with respect to any Guarantor individually determined on a Guarantor by Guarantor basis, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an Eligible Contract Participant at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18(b)), or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FASB” means Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded

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upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain Amended and Restated Fee Letter dated as of October 21, 2014 among the Administrative Agent, the Arranger and the Borrower.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of any Loan Party. Any document delivered hereunder that is signed by a Financial Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Financial Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“First Amendment Effective Date” means December 19, 2013.

“Foreign Subsidiary” means, with respect to any Person, a subsidiary of such Person that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Guarantee” of or by any Person (in this definition, the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

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“Guarantor” means, collectively, the Borrower (with respect to the Secured Obligations of the other Loan Parties and Subsidiaries), each Subsidiary of the Borrower party to this Agreement on the Effective Date and each other Person that guarantees the Secured Obligations pursuant to Section 5.13(b).

“Guaranty” means Article X of this Agreement.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business that are not more than 60 days past due), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

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“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03.

“Information” has the meaning assigned to such term in Section 9.12.

“Initial Reserve Report” means the Reserve Report prepared by the Borrower with respect to certain Oil and Gas Properties of the Loan Parties as of March 1, 2013, upon which the Lenders have relied upon in the determination of the initial Borrowing Base hereunder.

“Intercreditor Agreement” means a customary intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent and the Majority Lenders in their absolute discretion, by and among the applicable holder of Second Lien Debt issued by such Loan Party and the Administrative Agent and acknowledged by each applicable Loan Party.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each calendar quarter and the Maturity Date, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part (and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period) and the Maturity Date.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Eurodollar Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim Redetermination” has the meaning assigned such term in Section 2.08(b).

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“Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.08(d).

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means Wells Fargo, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit G delivered by a Guarantor pursuant to Section 5.13.

“Kaiser” means Kaiser-Whiting, LLC, an Oklahoma limited liability company.

“Kaiser Acquisition” means the acquisition by the Borrower of the Kaiser Assets on the Kaiser Acquisition Date pursuant to the terms and conditions of the Kaiser Acquisition Documents.

“Kaiser Acquisition Agreement” means that certain Interest Purchase Agreement dated as of October 5, 2014 among Kaiser and the owners of Kaisers, as seller, and the Borrower, as buyer, with respect to the acquisition by the Borrower of the Kaiser Assets as the same may be amended supplemented or otherwise modified from time to time to the extent permitted under Section 6.17.

“Kaiser Acquisition Date” means that date the all of the conditions precedent under the Kaiser Acquisition Documents have been satisfied or waived and the Borrower has purchased the Kaiser Assets.

“Kaiser Acquisition Documents” means (a) the Kaiser Acquisition Agreement and (b) all assignments, bills of sale, side letters and other material agreements, documents and certificates executed and delivered in connection with the Kaiser Acquisition, as the same may be amended supplemented or otherwise modified from time to time to the extent permitted under Section 6.17.

“Kaiser Acquisition Equity Contribution” means the common non-interest bearing equity investments made to Borrower, on or prior to the Second Amendment Effective Date, in cash by Natural Resource Partners, in an aggregate amount that, when taken together with the gross cash proceeds of the unsecured notes issued by Natural Resource Partners on or before the Second Amendment Effective Date in connection with the Kaiser Acquisition, is at least $225.0 million.

“Kaiser Assets” means the “Transferred Interests” (as defined in the Kaiser Acquisition Documents).

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“LC Collateral Account” has the meaning assigned to such term in Section 2.04(j).

“LC Commitment” at any time means $~~2,000,000~~15,000,000.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on Annex I and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market), at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of an amount comparable to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. Notwithstanding the foregoing, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, any Notes issued pursuant to this Agreement, the Letters of Credit, any Letter of Credit applications, the Security Instruments, the Guaranty, any Intercreditor Agreement and all other agreements, instruments, documents and certificates now or hereafter executed and delivered by a Loan Party to, or in favor of, the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby.

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“Loan Parties” means collectively, the Borrower and the Guarantors, and each individually, a “Loan Party”.

“Loans” means the loans and advances made by the Lenders to the Borrower pursuant to this Agreement.

“Majority Lenders” means, at any time no Loans or LC Exposure is outstanding, Lenders having more than fifty percent (50%) of the Aggregate Maximum Credit Amounts; and at any other time, Lenders holding more than fifty percent (50%) of the outstanding aggregate principal amount of the Loans or participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 9.04(c)) provided that, as long as there are only two Lenders, Majority Lenders shall mean both Lenders. The Maximum Credit Amount and Credit Exposure of any Defaulting Lender shall be disregarded in determining Majority Lenders at any time.

~~“Mandate Letter” means that certain mandate letter dated as of August 1, 2013 among the Borrower, the Administrative Agent and the Arranger.~~

“Material Acquisition” means any acquisition of Property or series of related acquisitions of Property ~~(other than the Abraxas Acquisition)~~ that involves the payment of consideration by the Borrower and its Subsidiaries in excess of a dollar amount equal to five percent (5%) of the then effective Borrowing Base.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under this Agreement and the other Loan Documents, (c) the Collateral or the Administrative Agent’s Liens (on behalf of itself and the other Secured Parties) on the Collateral or the priority of such Liens or (d) the rights of or benefits available to the Administrative Agent, the Issuing Bank or the Lenders under this Agreement or any of the other Loan Documents.

“Material Disposition” means any Disposition of Property or series of related Dispositions of Property that yields gross proceeds to the Borrower and its Subsidiaries in excess of a dollar amount equal to five percent (5%) of the then effective Borrowing Base.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of the Borrower or any one or more of the Subsidiaries in an aggregate principal amount exceeding ~~the Threshold Amount~~$10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any of its Subsidiaries in respect of any Swap Agreement at any time shall be the Swap Termination Value.

“Material Sales Contract” means, as of any date of determination, any agreement for the sale of Hydrocarbons to which the Borrower or any of its Subsidiaries is a party if the aggregate volume of Hydrocarbons sold pursuant to such agreement during the twelve months

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immediately preceding such date equals or exceeds 10% of the aggregate volume of Hydrocarbons sold by the Borrower and its Consolidated Subsidiaries during the twelve months immediately preceding such date.

“Maturity Date” means ~~August~~November 12, ~~2018~~2019 or any earlier date on which the Commitments are reduced to zero or otherwise terminated.

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amounts,” or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Maximum Credit Amount, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.07 or (b) modified from time to time pursuant to any assignment permitted by Section 9.04(b).

“Maximum Liability” has the meaning assigned to such term in Section 10.09.

“Maximum Rate” has the meaning assigned to such term in Section 9.17.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgaged Properties” means the Oil and Gas Properties owned by the Borrower or any of its Subsidiaries which are subject to the Liens created under the terms of the Mortgages.

“Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, on Oil and Gas Properties owned by the Borrower or any of its Subsidiaries, including any amendment, modification or supplement thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions.

“Natural Resource Partners” means Natural Resource Partners L.P., a Delaware limited partnership.

“Net Cash Proceeds” means, (a) with respect to any Disposition of any Oil and Gas Properties (including any Equity Interests of any Subsidiary owning Oil and Gas Properties) by the Borrower or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such Disposition, but only as and when so received, over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by such Oil and Gas Properties and that is senior to the Liens securing the Secured Obligations and required to be repaid in connection with such Disposition (other than the Loans) and (B) the out-of-pocket costs and expenses incurred by the Borrower or such Subsidiary in connection with such Disposition and (b) with respect to any Swap Liquidation by the Borrower or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such Swap Liquidation (after giving effect to any netting arrangements), over (ii) the out-of-pocket expenses incurred by the Borrower or such Subsidiary in connection with such Swap Liquidation.

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“New Borrowing Base Notice” has the meaning assigned to such term in Section 2.08(d).

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.10.

“Notes” means the promissory notes of the Borrower described in Section 2.09(e) and being in the form of Exhibit D, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent, the Issuing Bank or any indemnified party arising under the Loan Documents.

“OFAC” means the Office of Foreign Assets Control of the United States Department of Treasury.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability under any Sale and Leaseback Transaction which is not a Capital Lease Obligation, (c) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, (d) any Advance Payment Contract, or (e) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from the foregoing clauses (c) through (e) operating leases and usual and customary oil, gas and mineral leases.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, communitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the

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Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Ongoing Swap Agreements” is defined in Section 6.06(a)(i).

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its limited liability company agreement or operating agreement, as amended.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b)).

“Parent” means, with respect to any Lender, the Person as to which such Lender is, directly or indirectly, a Subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

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“Paying Guarantor” has the meaning assigned to such term in Section 10.10.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, and contractual Liens granted to operators and non-operators under oil and gas operating agreements, in each case, arising in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01;

(f) easements, zoning restrictions, rights-of-way, servitudes, permits, surface leases, and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Loan Party;

(g) royalties, overriding royalties, reversionary interests and similar burdens granted by the Borrower or any of its Subsidiaries with respect to the Oil and Gas Properties owned by the Borrower or such of its Subsidiaries, as the case may be, if the net cumulative effect of such burdens does not operate to deprive the Borrower or any of its Subsidiaries of any material right in respect of its Properties (except for rights customarily granted with respect to such interests);

(h) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business covering the Property under the lease;

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(i) unperfected Liens reserved in leases (other than oil, gas and mineral leases) or arising by operation of law for rent or compliance with the lease in the case of leasehold estates;

(j) defects in or irregularities of title (other than defects or irregularities of title with respect to Oil and Gas Properties), if such defects or irregularities do not deprive the Borrower or any of its Subsidiaries of any material right in respect of its Properties;

(k) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Borrower or any of its Subsidiaries to provide collateral to the depository institution; and

(l) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in compliance with Section 5.04; provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any of its Subsidiaries or materially impair the value of the Property subject thereto;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness and provided, further that no intention to subordinate the first priority Lien granted in favor of the Administrative Agent is to be hereby implied or expressed by the permitted existence of such Permitted Encumbrances.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

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(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Permitted Refinancing” means any Indebtedness of the Borrower, and Indebtedness constituting guarantees thereof by Subsidiaries, incurred or issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace (whether or not contemporaneously), defease or refund, outstanding Second Lien Debt in whole or in part from time to time; provided that (i) the principal amount of such Permitted Refinancing (or if such Permitted Refinancing is issued at a discount, the initial issuance price of such Permitted Refinancing) does not exceed the then outstanding principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded except by an amount equal to any existing commitments unutilized thereunder and by the amount of any unpaid premiums and accrued interest thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred in connection with such Permitted Refinancing, (ii) such Permitted Refinancing has a stated maturity no earlier than one hundred eighty (180) days after the Maturity Date, (iii) no scheduled principal payment is required under such Permitted Refinancing prior to the stated maturity of such Permitted Refinancing, (iv) such Permitted Refinancing does not contain any covenants or events of default that, taken as a whole, are materially more restrictive on any Loan Party, than those imposed by the Second Lien Debt being extended, refinanced, renewed, replaced, defeased or refunded, and (v) such Permitted Refinancing and any guarantee in respect thereof is secured on substantially similar terms imposed by the Second Lien Debt being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” means that certain Pledge Agreement dated as of the Effective Date, in favor of the Administrative Agent for the benefit of the Secured Parties, covering, among other things, the rights and interests of the Loan Parties in all of the Equity Interests of each of their Subsidiaries, and otherwise in form and substance satisfactory to the Administrative Agent.

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“Prime Rate” means the rate of interest per annum publicly announced from time to time by Wells Fargo as its prime rate in effect at its principal office in San Francisco, California; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proposed Acquisition” is defined in Section 6.06(a)(i).

“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.08(c).

“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.08(c).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an Eligible Contract Participant and can cause another person to qualify as an Eligible Contract Participant at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank.

“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.08(d).

“Register” has the meaning assigned to such term in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time no Loans or LC Exposure is outstanding, Lenders having at least sixty-six and two-thirds percent (66 2/3%) of the Aggregate Maximum Credit Amounts; and at any other time, Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding aggregate principal amount of the Loans or participation

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interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 9.04(c)); provided that, as long as there are only two Lenders, Required Lenders shall mean both Lenders. The Maximum Credit Amount and Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Requirement of Law” means, as to any Person, the certificate of incorporation and by-laws or other Organizational Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each January 1st or July 1st (or such other date in the event of an Interim Redetermination), the oil and gas reserves attributable to the Oil and Gas Properties of the Loan Parties, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the economic assumptions consistent with the Administrative Agent’s lending requirements at the time.

“Reserve Report Certificate” means a certificate of a Responsible Officer in substantially the form of Exhibit F attached hereto certifying as to the matters set forth in Section 5.11.

“Responsible Officer” means the chief executive officer, president, any vice president, or any Financial Officer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in any Loan Party, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in any Loan Party or any option, warrant or other right to acquire any such Equity Interests in any Loan Party.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Sale and Leaseback Transaction” means any sale or other Disposition of any Property by any Person with the intent to lease such Property as lessee.

“Second Amendment Effective Date” means November 12, 2014.

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“Second Lien Debt” means Indebtedness secured by Liens on the Collateral or any portion thereof which are subordinate to the Liens granted under the Security Documents securing the Obligations.

“Second Lien Debt Documents” is defined in Section 6.18.

“Scheduled Redetermination” has the meaning assigned to such term in Section 2.08(b).

“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been determined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.08(d).

“Secured Obligations” means all Obligations, together with all (a) Banking Services Obligations and (b) all Secured Swap Obligations; provided; however, that Secured Obligations of a Loan Party shall not include any Excluded Swap Obligations of such Loan Party.

“Secured Party” means the Administrative Agent, any Lender, any Secured Swap Provider, any Banking Services Provider and any other holder of Secured Obligations.

“Secured Swap Obligations” means any and all obligations owing by the Borrower or any other Loan Party (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) to any Secured Swap Provider under any Swap Agreement between the Borrower or any other Loan Party and such Secured Swap Provider, in each case, after giving effect to all netting arrangements relating to such Swap Agreement; provided that if such Secured Swap Provider ceases to be a Lender or an Affiliate of a Lender hereunder, Secured Swap Obligations shall only include such obligations to the extent arising from transactions and confirmations entered into under Swap Agreements at any time such Secured Swap Provider was a Lender or an Affiliate of a Lender hereunder, without giving effect to any extension, increases, or modifications thereof which are made after such Secured Swap Provider ceases to be a Lender or an Affiliate of a Lender hereunder.

“Secured Swap Provider” means any Person that is a party to a Swap Agreement with the Borrower or any other Loan Party if (a) at the time such Swap Agreement was entered into or assumed, such Person was a Lender or an Affiliate of a Lender hereunder, even if such Person subsequently ceases to be a Lender (or an Affiliate thereof) for any reason or (b) such Swap Agreement was in effect on the Effective Date and such Person or an Affiliate of such Person was a Lender on the Effective Date, even if such Person subsequently ceases to be a Lender (or an Affiliate thereof) for any reason.

“Security Agreement” means that certain Security Agreement dated as of the Effective Date, in favor of the Administrative Agent for the benefit of the Secured Parties, covering, among other things, the rights and interests of the Loan Parties in all or substantially all of the assets of such Loan Parties, and otherwise in form and substance satisfactory to the Administrative Agent.

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“Security Instruments” means collectively, the Guaranty, the Security Agreement, the Pledge Agreement, the Mortgages and all other security agreements, pledge agreements, collateral assignments, guarantees and other collateral documents now or hereafter executed and delivered by the Borrower or any other Loan Party as security for the payment and performance of the Secured Obligations, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person ~~does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person~~ is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (ed) such Person is able to pay its debts and liabilities, subordinated, contingent obligations or otherwise and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Borrower.

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~~“Sundance” means Sundance Energy, Inc., a Colorado corporation.~~

~~“Sundance Acquisition” means the acquisition by the Borrower of the Sundance Assets pursuant to the terms and conditions of the Sundance Acquisition Documents.~~

~~“Sundance Acquisition Documents” means (a) that certain Purchase and Sale Agreement dated as of October 30, 2013 between Sundance, as seller, and the Borrower, as buyer, with respect to the acquisition by the Borrower of the Sundance Assets, as amended prior to the date hereof, and (b) all assignments, bills of sale, side letters and other material agreements, documents and certificates executed and delivered in connection with the Sundance Acquisition, in the case of each of clauses (a) and (b), as the same may be amended supplemented or otherwise modified from time to time to the extent permitted under Section 6.18.~~

~~“Sundance Assets” means the “Assets” (as defined in the Sundance Acquisition Documents).~~

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future or credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that in no event shall any (a) phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Loan Party or (b) near term spot market purchase and sale of a commodity in the ordinary course of business based on a price determined by a rate quoted on an organized exchange for actual physical delivery, be a Swap Agreement.

“Swap Borrowing Base Value” means, as of any date of determination, the reduction in the Engineered Value, if any, of the Oil and Gas Properties included in the Borrowing Base as a result of any Swap Liquidation occurring after the most recent redetermination of the Borrowing Base pursuant to Section 2.08 (or in the event no such redetermination has occurred, the initial Borrowing Base) based on the economic effect of such Swap Liquidation on the value attributed by the Administrative Agent to the related Borrowing Base Swap in connection with such redetermination.

“Swap Liquidation” means the sale, assignment, novation, liquidation, unwind, cancellation, modification or termination of all or any part of any Borrowing Base Swap (other than, in each case, at its scheduled maturity).

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

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“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means ~~(i) at any time the Borrowing Base is less than $20,000,000.00, an amount equal to $500,000.00 and (ii) at any time the Borrowing Base is greater than or equal to $20,000,000.00, an amount equal to $1,000,000.00.~~the lesser of (i) the greater of (A) 5.0% of the then effective Borrowing Base and (B) $7,500,000 and (ii) $15,000,000.

“Transactions” means (a) the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, (b) the borrowing of Loans, (c) the use of the proceeds thereof, (d) the issuance of Letters of Credit hereunder (e) the grant of Liens by the Loan Parties on the Mortgaged Properties and the other Collateral pursuant to the Security Instruments, (f) the funding of the Kaiser Acquisition Equity Contribution ~~to the Borrower~~ and (g) the consummation of the ~~Abraxas~~Kaiser Acquisition.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Texas or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unused Commitment” means, with respect to each Lender at any time, such Lender’s Commitment at such time minus such Lender’s Credit Exposure at such time.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

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“Wells Fargo” means Wells Fargo Bank, N.A., a national banking association, in its individual capacity and its successors.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower, any other Loan Party and the Administrative Agent.

Section 1.02. Types of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan” or an “ABR Loan”. Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing” or an “ABR Borrowing”).

Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” The section titles, table of contents, and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement or any other Loan Document. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (but this clause shall not be construed as any consent to any transaction or circumstance giving rise to any successor or assign), (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Annexes, Articles, Sections, Exhibits and Schedules shall be construed to refer to Annexes, Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. No provision of this Agreement or any other Loan Document shall be construed or interpreted to the disadvantage of any party hereto by reason of such party’s having, or being deemed to have, drafted, structured, or dictated such provision.

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Section 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.05. Oil and Gas Definitions. For purposes of this Agreement and the other Loan Documents, the terms “proved reserves,” “proved developed reserves,” “proved undeveloped reserves,” “proved developed nonproducing reserves” and “proved developed producing reserves,” have the meaning given such terms from time to time and at the time in question by the Society of Petroleum Engineers of the American Institute of Mining Engineers.

Section 1.06. Time of Day. Unless otherwise specified, all references to times of day shall be references to Central time (daylight or standard, as applicable).

Article II

The Credits

Section 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Credit Exposure exceeding such Lender’s Commitment or (b) the Aggregate Credit Exposure exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

Section 2.02. Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, provided that all Borrowings made on the Effective Date must be made as ABR Borrowings but may be converted into Eurodollar Borrowings in accordance with Section 2.06. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

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(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $100,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $100,000; provided that, notwithstanding the foregoing, an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of eight (8) Eurodollar Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request either in writing (delivered by hand or facsimile or by electronic communications in accordance with Section 9.01(b)) in substantially the form of Exhibit B or such other form approved by the Administrative Agent and signed by the Borrower or by telephone not later than (a) in the case of a Eurodollar Borrowing, 11:00 a.m., three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, ~~11:00 a~~12:00 p.m., ~~one Business Day before~~on the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile(or by electronic communications in accordance with Section 9.01(b)) to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B or such other form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

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(v) the amount of the then effective Borrowing Base, the current Aggregate Credit Exposure (without regard to the requested Borrowing) and the pro forma Aggregate Credit Exposure (giving effect to the requested Borrowing); and

(vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request shall constitute a representation that the amount of the requested Borrowing shall not cause the Aggregate Credit Exposure to exceed the total Commitments (i.e., the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base). Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own or the account of any of its Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period; provided that the Borrower may not request the issuance, amendment, renewal or extension of Letters of Credit hereunder if a Borrowing Base Deficiency exists at such time or would exist as a result thereof. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall deliver by hand or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not less than five (5) Business Days prior to the requested date of issuance, amendment, renewal or extension or such shorter time period as may be reasonably acceptable to the Issuing Bank) a notice:

(i) requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;

(ii) specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);

(iii) specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));

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(iv) specifying the amount of such Letter of Credit;

(v) specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and

(vi) specifying the amount of the then effective Borrowing Base and whether a Borrowing Base Deficiency exists at such time, the current Aggregate Credit Exposure (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma Aggregate Credit Exposure (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).

Each notice shall constitute a representation that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (x) the LC Exposure shall not exceed the LC Commitment and (y) the Aggregate Credit Exposure shall not exceed the total Commitments (i.e., the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base).

If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that, in the event of any conflict between such application and the terms of this Agreement, the terms of this Agreement shall control.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in clause (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this clause in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, the existence of a Borrowing Base Deficiency or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

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(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement (i) not later than 11:00 a.m. on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 9:00 a.m. on such date, or, (ii) if such notice has not been received by the Borrower prior to such time on such date, then not later than 11:00 a.m. on (a) the Business Day that the Borrower receives such notice, if such notice is received prior to 9:00 a.m. on the day of receipt, or (b) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, the Borrower shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this clause, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this clause to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this clause to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in clause (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice

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or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to clause (e) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this clause shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to clause (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such

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successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing at least 66 2/3% of the aggregate LC Exposure) demanding the deposit of cash collateral pursuant to this Section 2.04(j), (ii) the Borrower is required to cash collateralize any LC Exposure in connection with any prepayment pursuant to Section 2.10, or (iii) the Borrower is required to cash collateralize a Defaulting Lender’s LC Exposure pursuant to Section 2.19, then the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Bank and the Lenders (the “LC Collateral Account”), an amount in cash equal to (x) in the case of an Event of Default, or a payment required by Section 2.10(c), 105% of the LC Exposure as of such date plus accrued and unpaid interest thereon, (y) in the case of any other payment required by Section 2.10, the excess attributable to such LC Exposure, and (z) in the case cash collateral is required by Section 2.19, the LC Exposure of such Defaulting Lender; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower or any other Loan Party described in Section 7.01(h), Section 7.01(i) or Section 7.01(j). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on the LC Collateral Account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower’s obligation to deposit amounts pursuant to this Section 2.04(j) shall be absolute and unconditional, without regard to whether any beneficiary of any Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any of its Subsidiaries may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Moneys in the LC Collateral Account shall be applied by the Administrative Agent

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to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing at least 66 2/3% of the aggregate LC Exposure), be applied to satisfy other Secured Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all such Events of Defaults have been cured or waived as confirmed in writing by the Administrative Agent. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.19, then so long as no Event of Default exists, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after such Defaulting Lender’s LC Exposure no longer exists and such amount of cash collateral is no longer required under Section 2.19.

Section 2.05. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m. to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to a deposit account of the Borrower maintained with Huntington National Bank and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

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Section 2.06. Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C or such other form approved by the Administrative Agent and signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision

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hereof, if an Event of Default or a Borrowing Base Deficiency has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default or Borrowing Base Deficiency is continuing, as applicable, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.07. Termination and Reduction of Aggregate Maximum Credit Amounts.

(a) Unless previously terminated, the Commitments shall terminate on the Maturity Date. If at any time the Aggregate Maximum Credit Amounts or the Borrowing Base is terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.

(b) The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts; provided that (i) each reduction of the Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the Aggregate Credit Exposure would exceed the total Commitments.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amounts under clause (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Aggregate Maximum Credit Amounts delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Aggregate Maximum Credit Amounts shall be permanent. Each reduction of the Aggregate Maximum Credit Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

Section 2.08. Borrowing Base.

(a) ~~Initial~~ Borrowing Base. For the period from and including the Second Amendment Effective Date to but excluding the first Redetermination Date, the amount of the Borrowing Base shall be $~~8,000,000~~137,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.08(f), Section 2.08(g) and Section 5.12.

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(b) Scheduled and Interim Redeterminations. Except as set forth in the following sentence, the Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.08 (a “Scheduled Redetermination”), and, subject to Section 2.08(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders on or about May 1 and November 1 of each year, commencing ~~November~~May 1, ~~2013~~2015. In addition, (i) the Borrower may, by notifying the Administrative Agent thereof, elect to cause the Borrowing Base to be redetermined once between Scheduled Redeterminations, and (ii) the Administrative Agent may, at the direction of the Required Lenders, by notifying the Borrower thereof, elect to cause the Borrowing Base to be redetermined once between Scheduled Redeterminations (each such redetermination, an “Interim Redetermination”), in the case of each of clauses (i) and (ii) above, in accordance with this Section 2.08.

(c) Scheduled and Interim Redetermination Procedure.

(i) Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Administrative Agent of (A) the Reserve Report and the Reserve Report Certificate, and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 5.11, as may, from time to time, be reasonably requested by the Required Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in good faith, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports, the existence of any other Indebtedness, the financial condition of the Loan Parties, the economic effect of the Borrower’s and its Subsidiaries’ Swap Agreements and such other credit factors) as the Administrative Agent deems appropriate in its sole discretion and consistent with its normal oil and gas lending criteria as it exists at the particular time. In no event shall the Proposed Borrowing Base exceed the Aggregate Maximum Credit Amounts.

(ii) The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(1) in the case of a Scheduled Redetermination (A) if the Administrative Agent shall have received the Engineering Reports and other information required to be delivered by the Borrower pursuant to Section 5.11(a) and (c) in a timely and complete manner, then on or about April 15th and October 15th of such year following the date of delivery or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 5.11(a) and (c) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports and other information from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.08(c)(i); and

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(2) in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports.

(iii) Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved or deemed to have been approved by all of the Lenders as provided in this Section 2.08(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Required Lenders (in each Lender’s sole discretion consistent with its normal oil and gas lending criteria as it exists at the particular time) as provided in this Section 2.08(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base, and each Lender shall make its determination of the appropriate amount of the Borrowing Base consistent with each such Lender’s normal and customary oil and gas lending criteria as it exists at the particular time. If at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base. If, at the end of such 15-day period, all of the Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.08(d). If, however, at the end of such 15-day period, all of the Lenders or the Required Lenders, as applicable, have not approved or deemed to have approved, as aforesaid, then the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to a number of Lenders sufficient to constitute the Required Lenders or all of the Lenders, as applicable, and, subject to the approval rights contained in this Section 2.08(c), such amount shall become the new Borrowing Base, effective on the date specified in Section 2.08(d).

(d) Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Lenders or the Required Lenders, as applicable, pursuant to Section 2.08(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders:

(i) in the case of a Scheduled Redetermination, (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 5.11(a) and (c) in a timely and complete manner, then on or about May 1st and November 1st of such year, as applicable, following such notice, or if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 5.11(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and

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(ii) in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice.

Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.08(f), Section 2.08(g), or Section 5.12, whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

(e) Lenders’ Sole Discretion. The Lenders shall have no obligation to determine the Borrowing Base at any particular amount, either in relation to the Aggregate Maximum Credit Amounts or otherwise. Furthermore, Borrower acknowledges that the Lenders have no obligation to increase the Borrowing Base and that any increase in the Borrowing Base is in each Lender’s sole discretion and subject to the individual credit approval processes of each of the Lenders which processes shall be conducted in good faith and based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports, the existence of any other Indebtedness, the financial condition of the Loan Parties, the economic effect of the Borrower’s and its Subsidiaries’ Swap Agreements then in effect and such other credit factors) as such Lender deems appropriate in its sole discretion and consistent with its normal oil and gas lending criteria as it exists at the particular time.

(f) Reduction of Borrowing Base Upon Asset Dispositions. If at any time between Scheduled Redeterminations of the Borrowing Base, the aggregate Engineered Value of Oil and Gas Properties Disposed of (whether pursuant to a Disposition of Equity Interests of a Subsidiary or otherwise) by the Loan Parties pursuant to Section 6.05, together with the aggregate Swap Borrowing Base Value of all Swap Liquidations entered into by the Loan Parties pursuant to Section 6.06, exceeds five percent (5%) of the Borrowing Base then in effect, then the Borrowing Base shall be automatically reduced, effective immediately upon any such Disposition, by an amount equal to the Engineered Value of such Oil and Gas Properties Disposed of (as determined by the Administrative Agent and confirmed by the Required Lenders), and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the consummation of such Disposition, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders until the next redetermination or adjustment of the Borrowing Base pursuant to this Agreement. Upon any such redetermination, the Administrative Agent shall promptly deliver a New Borrowing Base Notice to the Borrower and the Lenders.

(g) Reduction of Borrowing Base Upon Swap Liquidations. If at any time between Scheduled Redeterminations of the Borrowing Base, the aggregate Swap Borrowing Base Value of all Swap Liquidations entered into by the Loan Parties pursuant to Section 6.06, together with the aggregate Engineered Value of Oil and Gas Properties Disposed of (whether pursuant to a Disposition of Equity Interests of a Subsidiary or otherwise) by the Loan Parties

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pursuant to Section 6.05, exceeds five percent (5%) of the Borrowing Base then in effect, then the Borrowing Base shall be automatically reduced, effective immediately upon any such Swap Liquidation, by an amount equal to the Swap Borrowing Base Value of such Swap Liquidation (as determined by the Administrative Agent and confirmed by the Required Lenders), and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the consummation of such Swap Liquidation, effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders until the next redetermination or adjustment of the Borrowing Base pursuant to this Agreement; provided that for purposes of this Section 2.08(g) or Section 2.08(f), a Swap Liquidation shall not be deemed to have occurred if, (i) such Swap Agreement is novated from the existing counterparty to an Approved Counterparty, with the Borrower or the applicable Loan Party being the “remaining party” for purposes of such novation, or (y) upon its termination, it is replaced, in a substantially contemporaneous transaction, with one or more Swap Agreements with approximately the same mark-to-market value and without cash payments to any Loan Party in connection therewith. Upon any such redetermination, the Administrative Agent shall promptly deliver a New Borrowing Base Notice to the Borrower and the Lenders.

Section 2.09. Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to clause (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records maintained by any Lender in clause (b) and the accounts and records of the Administrative Agent in respect of such matters, the Register and the corresponding accounts and records of the Administrative Agent shall control in the absence of manifest error.

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(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in the form attached hereto as Exhibit D. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

Section 2.10. Prepayment of Loans.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole and or in part, subject to prior notice in accordance with clause (b) of this Section 2.10 and any break funding costs payable pursuant to Section 2.15.

(b) Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder not later than 10:00 a.m. (i) in the case of prepayment of a Eurodollar Borrowing, three (3) Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination or reduction of the Aggregate Maximum Credit Amounts as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

(c) Mandatory Prepayment of Loans.

(i) If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.07(b), the Aggregate Credit Exposure exceeds the total Commitments, then the Borrower shall immediately (and in any event on the Business Day of such termination or reduction) (i) prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (ii) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.04(j).

(ii) Upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.08 (other than in accordance with Section 2.08(f) or Section 2.08(g)) or Section 5.12, if the Aggregate Credit Exposure exceeds the redetermined or adjusted Borrowing Base, then the Borrower shall take one or more of the following actions to cure the Borrowing Base Deficiency: (i) deliver to

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the Administrative Agent within thirty days engineering and Mortgages covering such Oil and Gas Properties not previously evaluated by the Borrower in the immediately preceding Reserve Report with a value and quality satisfactory to the Lenders in their sole discretion sufficient to eliminate such Borrowing Base Deficiency or (ii) prepay the Borrowings in an aggregate principal amount equal to such excess, and if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.04(j). The Borrower shall be obligated to make such prepayments either within thirty days or in six substantially equal monthly installments, with accrued interest thereon, the first of which shall be due within such thirty days and each subsequent payment being due and payable on the same day in each of the subsequent calendar months. Notwithstanding anything to the contrary herein, in the event the Scheduled Redetermination to occur on or about November 1, 2013 results in the Aggregate Credit Exposure exceeding the Borrowing Base, then (i) the Borrower shall prepay the Borrowings in an aggregate principal amount equal to such excess, and (ii) if any excess remains after prepaying all of the Borrowings as a result of any LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.04(j).

(iii) Upon any adjustment to the Borrowing Base pursuant to Section 2.08(f) or Section 2.08(g), if the Aggregate Credit Exposure exceeds the Borrowing Base as adjusted, then the Borrower shall (i) prepay the Borrowings in an aggregate principal amount equal to such excess, and (ii) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.04(j). The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral (x) in the case of an adjustment to the Borrowing Base pursuant to Section 2.08(f), on the date it or any of its Subsidiaries receives Net Cash Proceeds from the applicable Disposition, and (y) in the case of an adjustment to the Borrowing Base pursuant to Section 2.08(g), within one (1) Business Day of the date it or any of its Subsidiaries receives Net Cash Proceeds from the applicable Swap Liquidation.

(iv) Each prepayment of Borrowings pursuant to this Section shall be applied first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.

(v) Each prepayment of Borrowings pursuant to this Section shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section shall be accompanied by accrued interest to the extent required by Section 2.12.

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(d) No Premium or Penalty. Prepayments permitted under this Section shall be without premium or penalty, except for any break funding costs as required under Section 2.15.

Section 2.11. Fees.

(a) The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a commitment fee, which shall accrue at the Applicable Rate on the average daily amount of the Unused Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Lenders’ Commitments terminate. Accrued commitment fees shall be payable in arrears on the last day of each March, June, September and December and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, provided that in no event shall such fee be less than $500 during any quarter, and (iii) to the Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each calendar quarter shall be payable on the last day of each March, June, September and December following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this clause shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(c) The Borrower agrees to pay to the Administrative Agent and the Arranger, for their respective accounts, and the accounts of the Lenders, as applicable, the fees set forth in the ~~Mandate~~Fee Letter ~~payable to the Administrative Agent and the Arranger~~ and such other fees payable in the amounts and at the times separately agreed upon between the Borrower, the Administrative Agent and the Arranger.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

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Section 2.12. Interest.

(a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, ~~during~~(i) immediately upon the occurrence and during the continuance of an Event of Default~~, the Administrative Agent or~~ under clauses (a), (b), (h) and (i) of Article VII, or (ii) at the election of the Required Lenders ~~may, at their option, by notice to the Borrower (which notice~~(or the Administrative Agent at the direction of the Required Lenders), upon the occurrence and during the continuance of any other Event of Default (which election may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), ~~declare that~~ (~~i~~x) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding clauses of this Section or (~~ii~~y) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate otherwise applicable to ~~such fee or other obligation as provided hereunder; provided that, notwithstanding the foregoing, if any Event of Default described in Sections 7.01(h), 7.01(i) or 7.01(j) occurs, all outstanding principal, fees and other obligations under any Loan Document shall automatically bear interest at a rate per annum of 2% in excess of the rate then applicable to such amounts (including the Applicable Rate).~~ABR Loans.

(d) Accrued interest on each Loan (for ABR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments and on the Maturity Date; provided that (i) interest accrued pursuant to clause (c) of this Section 2.12 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period at a time when no Borrowing Base Deficiency exists), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

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Section 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 2.14. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes);

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Eurodollar Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or

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otherwise), then the Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in clause (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Sections 2.07(c) and is revoked in accordance therewith), (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an

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amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Eurodollar Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Eurodollar Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.16. Taxes.

(a) Withholding of Taxes; Gross-Up. Each payment by or account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, unless required by any applicable law. If any applicable law (as determined in good faith by an applicable Withholding Agent) requires the deduction or withholding of any such payment by a Withholding Agent, then the applicable Withholding Agent may so deduct or withhold and shall timely pay the full amount of deducted or withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by the applicable Loan Party shall be increased as necessary so that, net of such deduction or withholding (including such deduction or withholding of Indemnified Taxes applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Borrower. The Loan Parties shall jointly and severally indemnify each Recipient for any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts paid or payable under this Section 2.16(d)) that are paid or payable by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant

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Governmental Authority; provided that no Loan Party shall be required to indemnify any Recipient pursuant to this Section 2.16(d) for any Indemnified Taxes unless such Recipient makes written demand on the applicable Loan Party for indemnification no later than 270 days after the earlier of (i) the date on which the relevant Governmental Authority makes written demand upon such Recipient for payment of such Indemnified Taxes, and (ii) the date on which such Recipient has made payment of such Indemnified Taxes; provided further that, if the Indemnified Taxes imposed or asserted giving rise to such claims are retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof. The indemnity under this Section 2.16(d) shall be paid within 10 days after the Recipient delivers to the Borrower a certificate stating the amount of such payment or liability. Such certificate shall be conclusive absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for (i) any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document, (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.16(e) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of such payment or liability. Such certificate shall be conclusive absent manifest error.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. If any form or certification

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previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall update such form or certificate or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly completed executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Non-U.S. Lender shall, if it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly completed and executed copies of whichever of the following is applicable:

(1) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States of America is a party (x) with respect to payments of interest under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) in the case of a Non-U.S. Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States of America, IRS Form W-8ECI;

(3) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (x) IRS Form W-8BEN and (y) a tax certificate substantially in the form of Exhibit H-1 to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”); or

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(4) in the case of a Non-U.S. Lender that is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-1, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 on behalf of each such direct and indirect partner.

(C) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the withholding or deduction required by law to be made.

(D) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.16(f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including additional amounts paid pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the

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request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.16(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.16(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.16(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

(h) Defined Terms. For purposes of Section 2.16, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

(i) Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.17. Payments Generally; Allocation of Proceeds; Sharing of Set-offs.

(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, Section 2.15 or Section 2.16, or otherwise) prior to 12:00 noon on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. The applicable fees or other amounts payable shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 9.01, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 2.14, Section 2.15, Section 2.16 and Section 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, then, subject to Section 7.02(c), such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the

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parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall provide the Administrative Agent with written notice of such set-off or counterclaim and thereafter purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this clause shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any of its Subsidiaries or Affiliate thereof (as to which the provisions of this clause shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

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(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or Section 2.04(e), Section 2.05(b), Section 2.16(e), Section 2.17(c) or Section 2.17(d) or Section 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or the Issuing Bank to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; application of amounts pursuant to clauses (i) and (ii) above shall be made in such order as may be determined by the Administrative Agent in its discretion.

Section 2.18. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained and consents required in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

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Section 2.19. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Fees shall cease to accrue on the Unused Commitment of such Defaulting Lender pursuant to Section 2.11(a).

(b) Such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Maximum Credit Amount and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder.

(c) If any LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Credit Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 4.02 are satisfied at that time;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within one (1) Business Day following notice by the Administrative Agent, cash collateralize for the benefit of the Issuing Bank, the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.04(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(a) and Section 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clauses (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is reallocated and/or cash collateralized.

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(d) So long as such Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.19(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.19(c)(i) (and such Defaulting Lender shall not participate therein).

(e) If a Defaulting Lender (or a Lender who would be a Defaulting Lender but for the expiration of the relevant grace period) as a result of the exercise of a set-off shall have received a payment in respect of its Credit Exposure which results in its Credit Exposure being less than its Applicable Percentage of the Aggregate Credit Exposure, then no payments will be made to such Defaulting Lender until such time as such Defaulting Lender shall have complied with this Section 2.19 and all amounts due and owing to the Lenders has been equalized in accordance with each Lender’s respective pro rata share of the Obligations. Further, if at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan or a reimbursement of an LC Disbursement while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Borrowing(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of all Loans then outstanding. After acceleration or maturity of the Loans, subject to the first sentence of this Section 2.19(e), all principal will be paid ratably as provided in Section 7.02(c).

(f) In the event that each of the Administrative Agent, the Borrower and the Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

Section 2.20. Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Secured Obligations, the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Secured Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.20 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.20 shall survive the termination of this Agreement.

Section 2.21. Collection of Proceeds of Production. The Security Instruments contain an assignment by the Borrower and/or the Guarantors to and in favor of the Administrative Agent for the benefit of the Secured Parties of all of the Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced

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from or allocated to the Mortgaged Properties. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Secured Obligations and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, (a) unless an Event of Default has occurred and is continuing, the Administrative Agent and the Lenders will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the relevant Loan Party and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the relevant Loan Party so long as no Event of Default has occurred and is continuing.

Article III

Representations and Warranties

Each Loan Party represents and warrants to the Lenders that:

Section 3.01. Organization; Powers. Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.02. Authorization; Enforceability. The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Loan Documents to which each Loan Party is a party ~~and the Abraxas Acquisition Documents~~ have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for (i) filings necessary to perfect Liens created pursuant to the Loan Documents, (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents and (iii) those consents, approvals or filings that are customarily obtained after the closing of an acquisition of Oil and Gas Properties, (b) will not violate any Requirement of Law applicable to any Loan Party, (c) will not violate or result in a default under any ~~Abraxas Acquisition Document,~~ indenture, agreement or other instrument evidencing Material Indebtedness or a Material Sales Contract binding upon the Borrower or any of its Subsidiaries or any assets of any Loan Party, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created pursuant to the Loan Documents.

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Section 3.04. Financial Condition; No Material Adverse Change.

(a) The Borrower has heretofore furnished to the Lenders its pro forma unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated June 30, 2013 prepared by Borrower giving pro forma effect to the Transactions and certified by a Financial Officer.

(b) Since December 31, ~~2012~~2013, (i) no event, change or condition has occurred at the Borrower that has had, or could reasonably be expected to have, a Material Adverse Effect, and (ii) ~~other than the Abraxas Acquisition,~~ the business of the Borrower and its Subsidiaries has been conducted in the ordinary course consistent with past business practices in all material respects.

Section 3.05. Properties; Titles, Etc.

(a) Each Loan Party has good and defensible title ~~(1) before the date of delivery of the first Reserve Report delivered after the Effective Date, to the Oil and Gas Properties set forth in the Abraxas Acquisition Documents and (2) after the date of delivery of the first Reserve Report delivered after the Effective Date,~~ to the Oil and Gas Properties, evaluated in the most recent Reserve Report delivered pursuant to Section 2.08 (other than those Disposed of in accordance with the terms of this Agreement), and good and indefeasible title to, or valid leasehold interests in, all its personal Properties, in each case, free and clear of all Liens other than (i) in the case of Properties other than Oil and Gas Properties, Liens permitted by Section 6.02 and (ii) in the case of Oil and Gas Properties, Liens permitted by the terms of Section 6.02 to exist on Oil and Gas Properties. The Loan Parties own ~~(1) before the date of delivery of the first Reserve Report delivered after the Effective Date, at least the net interests in production attributable to the Hydrocarbon Interests as set forth in the Abraxas Acquisition Documents and (2) after the date of delivery of the first Reserve Report delivered after the Effective Date,~~ at least the net interests of production attributable to the Hydrocarbon Interests as reflected in the most recent Reserve Report delivered pursuant to Section 2.08, and the ownership of such Properties shall not in any material respect obligate the Loan Parties to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in such Reserve Report that is not offset by a corresponding proportionate increase in the Loan Parties’ net revenue interest in such Property, other than excesses (i) relating to customary provisions of operating agreements requiring parties thereto to pay to the operator the share of costs of a defaulting party, or (ii) resulting from the acquisition of the interest of any non-participating parties pursuant to customary provisions of joint operating agreements.

(b) All material leases and agreements necessary for the conduct of the business of the Loan Parties are valid and subsisting, in full force and effect, and there exists no default, or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default, under any such lease or agreement which could reasonably be expected to have a Material Adverse Effect.

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(c) The rights and Properties presently owned, leased or licensed by the Loan Parties including all easements and rights of way, include all rights and Properties necessary to permit any Loan Party to conduct its business.

(d) All of the Properties of the Loan Parties (other than the Oil and Gas Properties, which are addressed in Section 3.18) which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(e) Each Loan Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted, and the use thereof by such Loan Party, as the case may be, does not infringe in any material respects upon the rights of any other Person and each Loan Party’s rights thereto are not subject to any licensing agreement or similar arrangement.

Section 3.06. Litigation and Environmental Matters.

(a) Except for the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower or any other Loan Party, threatened against the Borrower or any other Loan Party, (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

(b) Except for the Disclosed Matters (i) no Loan Party has received notice of any claim with respect to any material Environmental Liability or knows of any basis for any material Environmental Liability and (ii) except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party (1) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any applicable Environmental Law or (2) has become subject to any Environmental Liability.

(c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or is reasonably expected to result in a Material Adverse Effect.

Section 3.07. Compliance with Laws and Agreements; No Defaults or Borrowing Base Deficiency. Each Loan Party is in compliance with all Requirements of Law applicable to it or its Property and all indentures, agreements and other instruments binding upon it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default or Borrowing Base Deficiency has occurred and is continuing.

Section 3.08. Investment Company Status. No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

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Section 3.09. Taxes. Each Loan Party has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect. No tax liens have been filed and no claims are being asserted with respect to any such taxes.

Section 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87, as amended) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to make such Plan an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA.

Section 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any other Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date made or deemed made; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date.

Section 3.12. Solvency. After giving effect to the Transactions and any contribution provisions contained in any Loan Document, the Loan Parties, taken as a whole, are Solvent.

Section 3.13. Insurance. Each Loan Party has (a) all insurance policies sufficient for the compliance by it with all material Governmental Requirements and all material agreements to which the Borrower or such Loan Party is a party and (b) insurance coverage in such amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly sized and situated and engaged in the same or a similar business for the assets and operations of the Loan Parties. The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and to the extent the Borrower has Property loss insurance, the Administrative Agent has been named as loss payee with respect to such Property loss insurance.

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Section 3.14. Capitalization. Schedule 3.14 sets forth, as of the Effective Date, (a) for the Borrower and each of its Subsidiaries, its full legal name, its jurisdiction of organization and its organizational identification number, (b) a correct and complete list of the name and relationship to the Borrower of each Subsidiary of the Borrower, (c) a true and complete listing of each class of the Borrower’s and each of its Subsidiaries’ authorized Equity Interests, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially, and of record by the Persons identified on Schedule 3.14, and (d) the type of entity of the Borrower and each of its Subsidiaries. All of the issued and outstanding Equity Interests owned by any Loan Party has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non-assessable.

Section 3.15. Security Interest in Collateral.

(a) The provisions of the Mortgages create legal and valid Liens on all the Collateral described therein in favor of the Administrative Agent, for the benefit of the Secured Parties, and when the Mortgages are filed in the offices specified on Schedule 3.15 (in the case of Mortgages to be executed and delivered on the Effective Date) or in the recording office designated by the Borrower (in the case of any Mortgage to be executed and delivered pursuant to Section 5.13), each Mortgage shall constitute perfected and continuing Liens on the Loan Parties’ right, title and interest in the Collateral described therein, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except for Liens permitted by Section 6.02.

(b) The Security Agreement creates legal and valid Liens on all the Collateral described therein in favor of the Administrative Agent, for the benefit of the Secured Parties, and when financing statements in appropriate form are filed in the offices specified on Schedule 3.15 at any time and such other filings as are identified in the Security Agreement have been completed, the Security Agreement shall constitute perfected and continuing Liens on each Loan Parties’ right, title and interest in the Collateral described therein, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except for Liens permitted by Section 6.02.

(c) The Pledge Agreement creates legal and valid Liens on all the Collateral described therein in favor of the Administrative Agent, for the benefit of the Secured Parties, and when financing statements in appropriate form are filed in the offices specified on Schedule 3.15 at any time, the Pledge Agreement shall constitute perfected and continuing Liens on the each Loan Party’s right, title and interest in the Collateral described therein, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except for Liens permitted by Section 6.02.

Section 3.16. Employment Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that could reasonably be expected to have a Material Adverse Effect. The hours worked by and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other

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applicable Federal, state, local or foreign law dealing with such matters to the extent that such violation could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any other Loan Party, or for which any claim may be made against Borrower or any other Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Loan Party, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.17. Margin Stock. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

Section 3.18. Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Loan Parties have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Loan Parties. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of the Loan Parties is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Loan Parties is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Loan Parties. The wells drilled in respect of proved producing Oil and Gas Properties described in the Reserve Report (other than wells drilled in respect of such proved producing Oil and Gas Properties that have been subsequently Disposed of in accordance with the terms of this Agreement) are capable of, and are presently, either producing Hydrocarbons in commercially profitable quantities or in the process of being worked over or enhanced, and the Loan Party that owns such proved producing Oil and Gas Properties is currently receiving payments for its share of production, with no funds in respect of any thereof being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders. To the knowledge of the Borrower, all pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or any of its Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by any Loan Party, in a manner consistent with the past practices of the Loan Parties (other than those the failure of which to maintain in accordance with this Section 3.18 could not reasonably be expected to have a Material Adverse Effect).

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Section 3.19. Gas Imbalances; Prepayments. Except as set forth on Schedule 3.19 or on the most recently delivered Reserve Report Certificate delivered pursuant to Section 5.11, on a net basis there are no gas imbalances, take or pay or other prepayments (including pursuant to an Advance Payment Contract) which would require the Borrower or any of its Subsidiaries to deliver Hydrocarbons produced from the Oil and Gas Properties of the Loan Parties at some future time without then or thereafter receiving full payment therefor exceeding a volume equal to 5.0% of the aggregate annual production of gas from the Oil and Gas Properties of the Loan Parties for the most recent calendar year (on an mcf basis).

Section 3.20. Marketing of Production. Except for contracts listed and in effect on the Effective Date on Schedule 3.20, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report Certificate (with respect to all of which contracts the Borrower represents that it or the other Loan Party party thereto is receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and is not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on 60 days notice or less without penalty or detriment for the sale of production from Oil and Gas Properties of the Loan Parties (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the Effective Date or the date of delivery of such Reserve Report Certificate, as applicable.

Section 3.21. Swap Agreements. Schedule 3.21, as of the Effective Date, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 5.01(e), sets forth a true and complete list of all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 3.22. Foreign Corrupt Practices. Neither the Loan Parties, nor any director, officer, agent, employee or Affiliate of any Loan Party is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Loan Parties and their Affiliates have conducted their business in material compliance with the FCPA and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

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Section 3.23. OFAC. Neither the Loan Parties, nor any director, officer, agent, employee or Affiliate of any Loan Party is currently subject to any material U.S. sanctions administered by OFAC, and the Borrower will not directly or indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

Article IV

Conditions

Section 4.01. [Reserved].

~~Section 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):~~

~~(a) Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents.~~

~~(b) Promissory Notes. The Administrative Agent shall have received promissory notes duly executed by the Borrower for each Lender that has requested the delivery of a promissory note pursuant to and in accordance with Section 2.09(e).~~

~~(c) Legal Opinions. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Vinson & Elkins LLP, counsel for the Loan Parties, in form and substance satisfactory to the Administrative Agent, and (ii) local counsel for the Loan Parties in Montana and North Dakota, in form and substance satisfactory to the Administrative Agent, and, in each case, covering such other matters relating to the Loan Parties, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Loan Parties hereby request such counsel to deliver such opinions.~~

~~(d) Financial Statements and Projections. The Lenders shall have received (i) the pro forma unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated June 30, 2013 prepared by the Borrower, giving pro forma effect to the Transactions and certified by a Financial Officer, (ii) satisfactory projections through 2015 and (iii) the Initial Reserve Report accompanied by a certificate covering matters described in Section 5.11(c).~~

~~(e) Officer’s Certificates; Certified Formation Documents; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary or other Responsible Officer, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it~~

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~~is a party, (B) identify by name and title and bear the signatures of the Responsible Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement, and (ii) good standing certificates for each Loan Party from its jurisdiction of organization and each jurisdiction in which such Loan Party is qualified to do business.~~

~~(f) No Default Certificate. The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Borrower certifying (i) that no Default has occurred and is continuing, (ii) that the representations and warranties contained in this Agreement and the other Loan Documents are true and correct as of such date, and (iii) any other factual matters as may be reasonably requested by the Administrative Agent.~~

~~(g) Fees. The Administrative Agent, the Lenders and the Arranger shall have received all fees and other amounts due and payable on or prior to the Effective Date, and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder, including all reasonable fees, expenses and disbursements of counsel for the Administrative Agent to the extent invoiced on or prior to the Effective Date, together with such additional amounts as shall constitute such counsel’s reasonable estimate of expenses and disbursements to be incurred by such counsel in connection with the recording and filing of Mortgages and Uniform Commercial Code financing statements; provided, that, such estimate shall not thereafter preclude further settling of accounts between the Borrower and the Administrative Agent.~~

~~(h) Lien Searches. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, pending litigation, bankruptcy, and tax matters), in form and substance reasonably satisfactory thereto, made against the Loan Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Loan Party, indicating among other things that the assets of each such Loan Party are free and clear of any Lien (except for Liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent).~~

~~(i) Existing Liens. The Administrative Agent shall have received evidence reasonably satisfactory to it that upon the consummation of the Abraxas Acquisition, all Liens, other than Permitted Encumbrances, upon any of the Property of the Loan Parties constituting Collateral have been terminated.~~

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~~(j) Solvency. The Administrative Agent shall have received a solvency certificate executed by a Financial Officer of the Borrower certifying that after giving effect to the Transactions and any contribution provisions contained in any Loan Document, each Loan Party is Solvent.~~

~~(k) Acquisition Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying: (i) true, accurate and complete copies of the material Abraxas Acquisition Documents, which material Abraxas Acquisition Documents shall contain terms and conditions reasonably acceptable to the Administrative Agent, (ii) that the Borrower has consummated the Abraxas Acquisition, substantially in accordance with the terms of the Abraxas Acquisition Documents (without waiver or amendment of any material term or condition thereof not otherwise acceptable to the Administrative Agent) and that the Borrower acquired all of the Abraxas Assets contemplated by the Abraxas Acquisition Documents and (iii) as to the purchase price determined by the Abraxas Acquisition Documents for the Abraxas Assets after giving effect to all adjustments as of the closing date contemplated by the Abraxas Acquisition Documents.~~

~~(l) Equity Contribution. Administrative Agent shall have received evidence satisfactory to it that the Abraxas Equity Contribution shall have been, or shall concurrently as of the Effective Date be, made.~~

~~(m) Closing Availability. On the Effective Date, the total Commitments shall exceed the Aggregate Credit Exposure by an amount equal to or greater than $8,000,000.~~

~~(n) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates (if any) representing the Equity Interests pledged pursuant to the Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.~~

~~(o) Filings, Registrations and Recordings. Each document (including any UCC financing statement) required by the Security Instruments or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.~~

~~(p) Environmental Reports. The Administrative Agent shall be reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Borrower and its Subsidiaries, and shall have received a copy of any environmental site assessments in the possession or control of the Borrower or any other Loan Party that was performed within the past three (3) years on any Oil and Gas Properties of the Loan Parties.~~

~~(q) Mortgages. The Administrative Agent shall have received Mortgages, duly executed by the Loan Parties creating Liens prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), on at least 80% of the total Engineered Value of the Oil and Gas Properties of the Loan Parties evaluated in the Initial Reserve Report.~~

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~~(r) Security Agreement. The Administrative Agent shall have received the Security Agreement, duly executed by all the Loan Parties, creating Liens prior and superior in right to any other Person (other than with respect to Liens expressly permitted by~~ Section 6.02~~) in all or substantially all of the assets of each Loan Party.~~

~~(s) Pledge Agreement. The Administrative Agent shall have received the Pledge Agreement, duly executed by all the Loan Parties, creating Liens prior and superior in right to any other Person (other than with respect to Permitted Encumbrances) in all of the Equity Interests of the Borrower and each of its Subsidiaries.~~

~~(t) Title Information. The Administrative Agent shall have received title information in form and substance satisfactory to the Administrative Agent setting forth the status of title to at least 80% of the total Engineered Value of the Oil and Gas Properties of the Loan Parties evaluated in the Initial Reserve Report.~~

~~(u) Insurance. The Administrative Agent shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 5.06.~~

~~(v) Tax Withholding. The Administrative Agent shall have received a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party.~~

~~(w) Material Adverse Effect. There shall have been no event or condition that could reasonably be expected to have a Material Adverse Effect with respect to the Abraxas Assets since December 31, 2012.~~

~~(x) Corporate Structure. The corporate structure, capital structure and other material debt instruments, material accounts and governing documents of the Borrower and its Affiliates shall be acceptable to the Administrative Agent in its sole discretion. All partnership, corporate and other proceedings taken or to be taken in connection with the Transactions and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Administrative Agent may reasonably request.~~

~~(y) Legal Due Diligence. The Administrative Agent and its counsel shall have completed all legal due diligence, the results of which shall be satisfactory to the Administrative Agent in its sole discretion.~~

~~(z) Other Documents. The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as the Administrative Agent or their special counsel may reasonably request prior to the Effective Date, and all such documents shall be in form and substance satisfactory to the Administrative Agent.~~

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~~The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 2:00 p.m. on August 31, 2013 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time). For purposes of determining satisfaction of the conditions specified in this Section 4.01, by releasing its signature page hereto, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender, as the case may be.~~

Section 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, in each case after the Second Amendment Effective Date, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent that any representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) only as of such specified date.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Borrowing Base Deficiency shall exist.

(d) The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit in accordance with Section 2.04(b).

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in clauses (a), (b) and (c) of this Section.

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Article V

Affirmative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, each Loan Party executing this Agreement (or deemed to have executed pursuant to a Joinder Agreement) covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

Section 5.01. Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) Annual Financial Statements. Within 120 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young or other independent public accountants reasonably acceptable to Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants.

(b) Quarterly Financial Statements. Within 60 days after the end of each fiscal quarter of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c) Certificate of Financial Officer – Compliance. Concurrently with any delivery of financial statements under clause (a) or (b) above (other than delivery of financial statements under Section 5.01(b) with respect to a fiscal quarter ending on the last day of the Borrower’s fiscal year), a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit E (i) certifying, in the case of such financial statements, as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.16 and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the unaudited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

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(d) Certificate of Accounting Firm. Concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines).

(e) Certificate of Financial Officer – Swap Agreements. Concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, setting forth as of the last day of such fiscal quarter or fiscal year, a true and complete list of all Swap Agreements of the Loan Parties, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value thereof (as of the last day of such fiscal quarter or fiscal year), any new credit support agreements relating thereto not listed on Schedule 3.21, any margin required or supplied under any credit support agreement, and the counterparty to each such Swap Agreement.

(f) Certificate of Insurer – Insurance Coverage. Concurrently with any delivery of financial statements under clause (a) above, one or more certificates of insurance coverage from the Borrower’s insurance broker or insurers with respect to the insurance required by Section 5.06, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, copies of the applicable policies.

(g) Annual Budget. By March 1 of each fiscal year of the Borrower, an annual operating budget for the Borrower and its Consolidated Subsidiaries for such fiscal year, including the projected monthly production of Hydrocarbons by the Borrower and its Consolidated Subsidiaries and the assumptions used in calculating such projections, the projected capital expenditures to be incurred by the Borrower and its Consolidated Subsidiaries, and such other information as may be reasonably requested by the Administrative Agent.

(h) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 5.01.

(i) List of Purchasers. Promptly following any request by the Administrative Agent, a list of all Persons purchasing Hydrocarbons from any Loan Party.

(j) Notice of Dispositions of Oil and Gas Properties. In the event the Borrower or any other Loan Party intends to Dispose of any Oil or Gas Properties or any Equity Interests in any Subsidiary owning Oil and Gas Properties in accordance with Section 6.05, the Borrower shall deliver prior written notice at least ten (10) Business Days prior to such Disposition, together with any other details thereof reasonably requested by the Administrative Agent or any Lender.

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(k) Notice of Swap Liquidations. Within three (3) Business Days after any Swap Liquidation, written notice of such Swap Liquidation, setting forth in reasonable detail, the terms of such Swap Liquidation and any other details thereof reasonably requested by the Administrative Agent or any Lender.

(l) Notice of Casualty Event. Prompt written notice, and in any event within five Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

(m) Information Regarding Borrower and Guarantors. Prompt written notice (and in any event within thirty (30) days prior thereto) of any change (i) in the Borrower’s or any Guarantor’s corporate or limited liability company name, (ii) in the location of the Borrower’s or any Guarantor’s chief executive office or principal place of business, (iii) in the Borrower’s or any Guarantor’s identity or corporate structure, (iv) in the Borrower’s or any Guarantor’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in the Borrower’s or any Guarantor’s federal taxpayer identification number.

(n) Production Report and Lease Operating Statements. Concurrently with any delivery of financial statements under clauses (a) or (b) above, a report setting forth, for each calendar month during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties of the Loan Parties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

(o) Material Sales Contracts. As soon as possible and in any event within fifteen (15) days after the execution thereof, copies of (i) any amendment to any Material Sales Contract to which the Borrower or any other Loan Party is a party, and (ii) any Material Sales Contract executed and delivered after the date hereof to which the Borrower or any of its Subsidiaries is a party.

(p) SEC and Other Filings; Reports to Shareholders. If any Loan Party becomes a publicly traded company, then promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party with the SEC, or with any national securities exchange or distributed by the Borrower to its shareholders generally, as the case may be.

(q) Notices of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or any other Organizational Document of the Borrower or any of its Subsidiaries.

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(r) Notices Relating to the ~~Abraxas Acquisition and Sundance~~Kaiser Acquisition. In the event that after the Second Amendment Effective Date the Borrower or any Guarantor is required or elects to purchase any of the ~~Abraxas~~Kaiser Assets which had been excluded from, or to return any of the ~~Abraxas~~Kaiser Assets which had been included in, the ~~Abraxas~~Kaiser Assets in accordance with the terms of the ~~Abraxas~~Kaiser Acquisition Documents, or is required to honor any preferential purchase right in respect of any ~~Abraxas~~Kaiser Asset which has not been waived, or elects to convert such Kaiser Assets into direct ownership in the “Properties” (as defined in the Kaiser Acquisition Documents) represented thereby in accordance with the Kaiser Acquisition Documents, then, in each such case, the Borrower shall promptly give the Administrative Agent notice in reasonable detail of such circumstances. ~~In the event that after the First Amendment Effective Date the Borrower or any Guarantor is required or elects to purchase any of the Sundance Assets which had been excluded from, or to return any of the Sundance Assets which had been included in, the Sundance Assets in accordance with the terms of the Sundance Acquisition Documents, or is required to honor any preferential purchase right in respect of any Sundance Asset which has not been waived, then, in each such case, the Borrower shall promptly give the Administrative Agent notice in reasonable detail of such circumstances.~~

(s) Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Section 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt (but in any event within any time period that may be specified below) written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties in an aggregate amount exceeding the Threshold Amount;

(d) any written notice or written claim to the effect that any Loan Party is or may be liable to any Person as a result of the release by any Loan Party, or any other Person of any Hazardous Materials into the environment, which could reasonably be expected to have a Material Adverse Effect;

(e) any written notice alleging any violation of any Environmental Law by any Loan Party, which could reasonably be expected to have a Material Adverse Effect;

(f) the occurrence of any breach or default under, or repudiation or termination of, any Material Sales Contract, which could reasonably be expected to have a Material Adverse Effect;

(g) the receipt by any Loan Party of any management letter or comparable analysis prepared by the auditors for the Borrower or any other Loan Party; and

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(h) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations and intellectual property rights material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03, and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

Section 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its liabilities and obligations, including Tax liabilities before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect; provided, however, each Loan Party will, and will cause each Subsidiary to, remit withholding taxes and other payroll taxes to appropriate Governmental Authorities as and when claimed to be due, notwithstanding the foregoing exceptions.

Section 5.05. Operation and Maintenance of Properties. The Borrower at its sole expense will, and will cause each of its Subsidiaries to:

(a) operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect;

(b) keep and maintain all Property material to the conduct of its business in good working order and condition (ordinary wear and tear excepted); preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear and obsolescence excepted) all of its material Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities;

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(c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep materially unimpaired its rights with respect thereto and prevent any forfeiture thereof or default thereunder, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect;

(d) promptly perform, or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect; and

(e) to the extent that a Loan Party is not the operator of any Property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 5.05.

Section 5.06. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by similarly sized and situated companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the Collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent as “additional insured” and provide that the insurer will give at least thirty (30) days prior written notice to the Administrative Agent of any cancellation (or ten (10) days prior written notice in the event of cancellation for nonpayment of provisions).

Section 5.07. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 5.08. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all Requirements of Law applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.09. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only to (a) pay the fees, expenses and transaction costs of the Transactions and (b) finance the working capital needs of the Borrower, including capital expenditures, and for

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general corporate purposes of the Loan Parties, in the ordinary course of business, including the exploration, acquisition and development of Oil and Gas Properties. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only to support general corporate purposes of the Loan Parties.

Section 5.10. Further Assurances.

(a) The Borrower at its sole expense will, and will cause each of its Subsidiaries to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any other Loan Party, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the Collateral intended as security for the Secured Obligations, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the reasonable discretion of the Administrative Agent, in connection therewith.

(b) The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower or any other Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Borrower acknowledges and agrees that any such financing statement may describe the collateral as “all assets” of the applicable Loan Party or words of similar effect as may be required by the Administrative Agent.

Section 5.11. Reserve Reports.

(a) On or before April 1 and October 1 of each year, commencing ~~October~~April 1, ~~2013~~2015, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Borrower and the other Loan Parties as of the immediately preceding January 1 and July 1. The Reserve Report as of January 1 of each year shall be prepared by one or more Approved Petroleum Engineers. The Reserve Report as of July 1 of each year shall be prepared either by Approved Petroleum Engineers or by Borrower’s internal reserve engineering staff, which shall certify such Reserve Report to be true and accurate in all material respects, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates, projections and that none of the Borrower, any Subsidiary or any Responsible Officer warrants that such opinions, estimates and projections will ultimately prove to have been accurate, and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report.

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(b) In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by Borrower’s internal reserve engineering staff, which shall certify such Reserve Report to be true and accurate in all material respects, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates, projections and that none of the Borrower, any Subsidiary or any Responsible Officer warrants that such opinions, estimates and projections will ultimately prove to have been accurate, and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report. For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.08(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in no event later than 30 days following the receipt of such request.

(c) With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a Reserve Report Certificate from a Responsible Officer certifying that: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct in all material respects, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates, projections and that none of the Borrower, any Subsidiary or any Responsible Officer warrants that such opinions, estimates and projections will ultimately prove to have been accurate, , (ii) the Borrower or any of the Subsidiaries owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 6.02, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments (including pursuant to an Advance Payment Contract) in excess of the volume specified in Section 3.19 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any of its Subsidiaries to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of the Oil and Gas Properties of the Loan Parties evaluated in the immediately preceding Reserve Report have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of such Oil and Gas Properties that have been sold and in such detail as reasonably required by the Administrative Agent, (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report Certificate which the Borrower could reasonably be expected to have been obligated to list on Schedule 3.20 had such agreement been in effect on the date hereof and (vi) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the total Engineered Value of the Oil and Gas Properties that the total Engineered Value of such Mortgaged Properties represent.

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Section 5.12. Title Data.

(a) Within 30 days after the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 5.11, the Borrower will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the total Engineered Value of the Oil and Gas Properties evaluated by such Reserve Report.

(b) If title information for additional Properties has been provided under Section 5.12(a), the Borrower shall, within 60 days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties that are not permitted by Section 6.02, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority), (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions (other than Liens which are permitted by Section 6.02) having an equivalent value or (iii) deliver title information in form and substance reasonably acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the total Engineered Value of the Oil and Gas Properties evaluated by such Reserve Report.

(c) If any title defect or exception identified by the Administrative Agent pursuant to a notice to the Borrower as described in Section 5.12(b) cannot be cured or the Borrower does not substitute acceptable Mortgaged Properties or the Borrower does not comply with the requirement to provide acceptable title information covering 80% of the total Engineered Value of the Oil and Gas Properties evaluated in the most recent Reserve Report, in each case within the 60-day period described in Section 5.12(b), such default shall not be a Default, but instead the Administrative Agent and/or the Required Lenders shall have the right to exercise the remedy described in the immediately succeeding sentence in their sole discretion from time to time, and any failure to so exercise such remedy at any time shall not be a waiver as to any future exercise of such remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent or the Required Lenders are not satisfied with title to any Mortgaged Property after the 60-day period described in Section 5.12(b) has elapsed, such Mortgaged Property shall not count towards the 80% title requirement and shall be deemed not to have been included in the most recently delivered Reserve Report, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Lenders to cause the Borrower to be in compliance with the requirement to provide satisfactory title information on 80% of the value of the Oil and Gas Properties evaluated by the most recently delivered Reserve Report. This new Borrowing Base shall become effective immediately after receipt of such notice.

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Section 5.13. Mortgages; Additional Collateral; Additional Guarantors.

(a) In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report delivered in connection therewith and the list of current Mortgaged Properties (as described in Section 5.11(c)(vi)) to ascertain whether the Mortgaged Properties represent at least 80% of the total Engineered Value of the Oil and Gas Properties evaluated in such Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 80% of such total Engineered Value, then the Borrower shall, and shall cause its Subsidiaries to, grant, within thirty (30) days of delivery of the certificate required under Section 5.11(c), to the Administrative Agent as security for the Secured Obligations a first-priority Lien interest on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 80% of such total Engineered Value. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In addition, promptly after entering into any such agreement, the Loan Parties shall, and shall cause each of its Subsidiaries to (i) execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, collateral assignments of all gathering, handling, storing, processing, transportation, supply, pipeline, marketing, operating or services agreement with any Affiliate that is not a Loan Party, and (ii) cause each Affiliate to execute and deliver a consent acknowledging such collateral assignments, in each case, in form and substance satisfactory to the Administrative Agent.

(b) If the Borrower shall form or acquire a Subsidiary, then the Borrower shall promptly, and in any event within fifteen (15) days after the formation or acquisition of such Subsidiary, cause such Subsidiary to (i) become a party to this Agreement by executing and delivering to the Administrative Agent a Joinder Agreement, (ii) absolutely and unconditionally guarantee the payment and performance of the Guaranteed Obligations pursuant to the Guaranty, and (iii) grant to the Administrative Agent, for the benefit of the Security Parties, a perfected, first-priority security interest in and Lien on all or substantially all of the assets of such Subsidiary, including all of the Equity Interests of each Subsidiary now or hereafter owned by such Subsidiary. In connection therewith, the Borrower shall, or shall cause the relevant Subsidiary, if applicable, to, (A) execute and deliver a supplement to the Security Agreement and Pledge Agreement executed by such Subsidiary, (B) pledge all of the Equity Interests of such new Subsidiary (including, without limitation, delivery of original stock certificates, if any, evidencing the Equity Interests of such Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof) and (C) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent in connection therewith. Upon delivery of any such Joinder Agreement to the Administrative Agent pursuant to the terms of this Section 5.13(b), notice of which is hereby waived by each Loan Party, such Subsidiary shall be a Guarantor and shall be as fully a party hereto as if such Subsidiary were an original signatory hereto. Each Loan Party expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Loan Party hereunder. This Agreement shall be fully effective as to any Loan Party that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Loan Party hereunder.

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Section 5.14. Swap Agreements. Upon the request of the Required Lenders, the Borrower and each Subsidiary shall take any additional actions required, if any, to cause all of its right, title and interest in each Swap Agreement to which it is a party to be collaterally assigned to the Administrative Agent, for the benefit of the Secured Parties, and shall, if requested by the Administrative Agent or the Required Lenders, use its commercially reasonable efforts to cause each such agreement or contract to (a) expressly permit such assignment and (b) upon the occurrence of any default or event of default under such agreement or contract, (i) to permit the Lenders to cure such default or event of default and assume the obligations of such Loan Party under such agreement or contract and (ii) to prohibit the termination of such agreement or contract by the counterparty thereto if the Lenders assume the obligations of such Loan Party under such agreement or contract and the Lenders take the actions required under the foregoing clause (i). Upon the request of the Administrative Agent or any Lender, the Borrower shall, within ten (10) days of such request, provide to the Administrative Agent or such Lender copies of all agreements, documents and instruments evidencing the Swap Agreements not previously delivered to the Administrative Agent and the Lenders, certified as true and correct by a Responsible Officer of the Borrower, and such other information regarding such Swap Agreements as the Administrative Agent and the Lenders may reasonably request.

Section 5.15. Post-Closing Matters. As practicable but no later than ten (10) Business Days after the Effective Date (or such later date as may be determined by the Administrative Agent in its sole discretion) the Loan Parties shall execute and deliver to the Administrative Agent each Deposit Account Control Agreement required to be provided pursuant to Section 4.13 of the Security Agreement.

Article VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, each Loan Party executing this Agreement (or deemed to have executed pursuant to a Joinder Agreement) covenants and agrees, jointly and severally with all other Loan Parties, with the Lenders that:

Section 6.01. Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a) the Secured Obligations;

(b) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

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(c) Indebtedness of the Borrower to any Guarantor and of any Guarantor to the Borrower or any other Guarantor, provided that (i) all such Indebtedness shall be unsecured and subordinated to the Secured Obligations in a manner and on terms and conditions reasonably satisfactory to the Administrative Agent and (ii) all such Indebtedness is evidenced by promissory notes in form and substance reasonably satisfactory to the Administrative Agent and such promissory notes are subject to a first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties on terms and conditions reasonably satisfactory to the Administrative Agent;

(d) Guarantees by the Borrower or any Guarantor of Indebtedness of the Loan Parties permitted under this Section 6.01; provided that Guarantees permitted under this clause (d) shall be subordinated to the Secured Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

(e) Indebtedness of the Borrower and its Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed the Threshold Amount at any time outstanding;

(f) Indebtedness of the Borrower or any of its Subsidiaries under (i) Swap Agreements to the extent permitted under Section 6.06, and (ii) Advance Payment Contracts to the extent permitted under Section 6.11;

(g) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(h) Indebtedness of the Borrower or any of its Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

(i) other unsecured Indebtedness of the Loan Parties; provided that the aggregate principal amount of Indebtedness permitted by this clause (i) shall not exceed the Threshold Amount at any time outstanding; ~~and~~

(j) unsecured Guarantees by the Borrower of any Indebtedness for borrowed money of Natural Resource Partners; provided that, Coal Operating Company has provided, or substantially contemporaneously with Borrower providing such Guarantee will provide, a Guarantee of such Indebtedness on terms and conditions substantially identical to Borrower’s Guarantee of such Indebtedness~~.~~; and

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(k) Second Lien Debt, and guarantee obligations of any Loan Party in respect thereof, in an aggregate amount not to exceed $40,000,000 at any time outstanding, and any Permitted Refinancing thereof, provided that (i) at the time of and immediately after giving effect to each issuance of such Second Lien Debt or any Permitted Refinancing thereof, no Default shall have occurred and be continuing, (ii) the final stated maturity date of such Second Lien Debt is not earlier than one hundred eighty (180) days after the Maturity Date (as in effect on the date of issuance of such Second Lien Debt), (iii) the non-default stated interest rate of such Second Lien Debt shall be consistent with market terms for issuers of similar size and credit quality at the time of issuance, (iv) no scheduled principal amortization is required under such Second Lien Debt prior to the stated maturity of such Second Lien Debt, (v) such Second Lien Debt, including guarantee obligations of any Loan Party with respect thereto, contains terms and conditions, covenants and events of default that are customary for similar Indebtedness and reasonably satisfactory to the Administrative Agent, (vi) such Second Lien Debt does not contain any conditions, covenants or events of default that, taken as a whole, are materially more restrictive on any Loan Party, than those imposed by this Agreement (other than any asset coverage test covenant), (vii) the Borrower is in compliance with the Consolidated Leverage Ratio set forth in Section 6.16(b) as of the last day of the fiscal quarter most recently ended for which financial statements are available, calculated on a pro forma basis after giving effect to such issuance of such Second Lien Debt or any Permitted Refinancing thereof as if such issuance had been made on the first day of such four fiscal quarter period and (viii) the holders of such Second Lien Debt have entered into an Intercreditor Agreement.

Section 6.02. Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any Property now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) any Lien created pursuant to this Agreement or any other Loan Document;

(b) Permitted Encumbrances;

(c) any Lien on any Property of the Borrower or any of its Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other Property of the Borrower or any other Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) any Lien existing on any Property prior to the acquisition thereof by the Borrower or any of its Subsidiaries or existing on any Property of any Person that becomes a Subsidiary of the Borrower after the date hereof prior to the time such Person becomes a Subsidiary of the Borrower; provided that (i) such Lien secures Indebtedness permitted by clause (e) of Section 6.01, (ii) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary of the Borrower, as the case may be, (iii) such Lien shall not apply to any other Property of the Borrower or any of its Subsidiaries and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary of the Borrower, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

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(e) Liens on fixed or capital assets (including office equipment, data processing equipment and motor vehicles) acquired, constructed or improved by the Borrower or any of its Subsidiaries; provided that (i) such Liens, secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other Property of the Borrower or any other Loan Party;

(f) Liens on Property not constituting Collateral for the Secured Obligations and not otherwise permitted by the foregoing clauses of this Section 6.02; provided that the aggregate principal or face amount of all Indebtedness under this Section 6.02(f) shall not exceed the Threshold Amount at any time;

(g) any interest or title of a lessor under any lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased, and any interest of a landowner in the case of easements entered into by the Borrower or any of its Subsidiaries in the ordinary course of its business and covering only the property subject to the easement;

(h) Liens on any additions, improvements, replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a Lien upon such property or asset otherwise permitted under this Section; ~~and~~

(i) any Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Indebtedness is not increased except for increases in an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such extension, renewal, refinancing, or replacement and in an amount equal to any existing commitments unutilized thereunder, and is not secured by any additional assets~~.~~; and

(j) Liens on Collateral securing Second Lien Debt permitted pursuant to Section 6.01(k), but only to the extent that (i) such Liens do not have priority over the Lien in favor of the Administrative Agent to secure the Secured Obligations, and (ii) such Liens are subject to the Intercreditor Agreement.

Section 6.03. Fundamental Changes.

(a) The Borrower will not, nor will it permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or Dispose of (in one transaction or in a series of transactions) all or substantially all of its Property to any other Person, or liquidate or dissolve, except that, at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:

(i) any Subsidiary of the Borrower may merge into the Borrower in a transaction in which the Borrower is the surviving entity;

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(ii) any Subsidiary of the Borrower may merge into any other Subsidiary of the Borrower in a transaction in which the surviving entity is a Guarantor (provided that if one of such Subsidiaries is a wholly-owned Subsidiary, then the surviving entity shall be a wholly-owned Subsidiary and a Guarantor); and

(iii) any Subsidiary of the Borrower may Dispose of all or substantially all of its Property to the Borrower or to another Subsidiary of the Borrower that is a Guarantor.

(b) The Borrower will not, nor will it permit any of its Subsidiaries to, (i) engage in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto or (ii) acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States.

Section 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, nor will it permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger) any evidences of Indebtedness or Equity Interests or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any Indebtedness of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through the purchase of assets, merger or otherwise), except:

(a) Permitted Investments;

(b) investments in existence on the date hereof and described in Schedule 6.04;

(c) investments (i) made by the Borrower in or to any Guarantor (or any Person that becomes a Guarantor upon the making of such investment so long as such investment is not made in connection with the acquisition of such Person); and (ii) made by any Subsidiary of the Borrower that is a Guarantor in or to any other Guarantor (or any Person that becomes a Guarantor that is a Subsidiary of the Borrower upon the making of such investment so long as such investment is not made in connection with the acquisition of such Person);

(d) loans or advances made by the Borrower to any Guarantor and made by any Guarantor to the Borrower or any other Guarantor, provided that any such loans and advances made by a Loan Party shall be evidenced by promissory notes in form and substance reasonably satisfactory to the Administrative Agent and such promissory notes shall be subject to a first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties on terms and conditions reasonably satisfactory to the Administrative Agent;

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(e) Guarantees constituting Indebtedness permitted by Section 6.01;

(f) subject to the limits in Section 6.03(b), investments by the Borrower and its Subsidiaries that are (i) customary in the oil and gas exploration and production business, (ii) made in the ordinary course of the Borrower’s or such Subsidiary’s business, and (iii) made in the form of, or pursuant to, oil, gas and mineral leases, operating agreements, farm-in agreements, farm-out agreements, joint ventures approved by the Administrative Agent in its reasonable discretion, area of mutual interest agreements, gas gathering agreements, pipeline agreements, disposal agreements, development agreements, unitization agreements, joint bidding agreements, services contracts and other similar agreements that a reasonable and prudent oil and gas industry owner or operator would find acceptable;

(g) investments consisting of Swap Agreements to the extent permitted under Section 6.06;

(h) loans or advances to employees, officers and directors of the Borrower or any of its Subsidiaries on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of ~~the Threshold Amount~~$1,000,000 in the aggregate at any one time outstanding;

(i) investments representing the non-cash portion of the consideration received for any Disposition of any assets permitted under Section 6.05(f), so long as not less than 80% of the consideration received in respect of such Disposition is cash or cash equivalents;

(j) accounts receivable arising in the ordinary course of business; and

(k) investments in interests including but not limited to royalties and overriding royalties in Hydrocarbons;

(l) investments consisting of Restricted Payments permitted under Section 6.07; and

(m) Other investments in an aggregate amount not to exceed the Threshold Amount.

Section 6.05. Asset Dispositions. The Borrower will not, nor will it permit any of its Subsidiaries to Dispose of any Property (including any Equity Interests owned by it) except:

(a) the sale of Hydrocarbons produced from its Oil and Gas Properties in the ordinary course of business;

(b) Dispositions of Property to the Borrower or any other Guarantor;

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(c) Dispositions of equipment and related items in the ordinary course of business that are obsolete or no longer necessary in the business of the Borrower or any of its Subsidiaries or that is being replaced by equipment of comparable value and utility;

(d) Farmouts of undeveloped acreage so long as at the time of and immediately after giving effect to any farmout, no Default exists, and assignments in connection with such farmouts;

(e) Dispositions (including Casualty Events) of any Oil and Gas Property or any interest therein or any Subsidiary of the Borrower owning Oil and Gas Properties; provided that (i) the consideration received in respect of such Disposition shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein or Subsidiary subject of such Disposition (in each case, as reasonably determined by the Board of Directors of the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer certifying to that effect), (ii) unless such Disposition is a farmout, unitization, acreage swap or exchange, not less than 80% of the consideration received in respect of such Disposition shall be cash, cash equivalents, or shall be attributable to Oil and Gas Properties classified as “proved reserves”; provided that if a Borrowing Base Deficiency exists at such time, 100% of such consideration shall be cash or cash equivalents, (iii) no Default or Event of Default has occurred and is continuing or would result from such Disposition, (iv) the Borrower delivers written notice of such Disposition in accordance with Section 5.01(j), (v) after giving effect to such Disposition, if the aggregate Engineered Value of all Oil and Gas Properties Disposed of (whether pursuant to a Disposition of Equity Interests of a Subsidiary of the Borrower or otherwise) together with the Swap Borrowing Base Value of all Swap Liquidations permitted under Section 6.06(c) between Scheduled Redeterminations of the Borrowing Base is more than five percent (5%) of the Borrowing Base then in effect, the Borrowing Base shall be reduced pursuant to Section 2.08, and (vi) if any such Disposition is of a Subsidiary of the Borrower owning Oil and Gas Properties, such Disposition shall include all the Equity Interests of such Subsidiary;

(f) Dispositions of Property permitted under Section 6.03; and

(g) Dispositions of Properties (other than Oil and Gas Properties and Equity Interest of Subsidiaries) not otherwise permitted hereunder having a fair market value not to exceed the Threshold Amount in the aggregate during any twelve consecutive months.

Section 6.06. Swap Agreements.

(a) The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, enter into any Swap Agreement, except Swap Agreements entered into with an Approved Counterparty in the ordinary course of business and not for speculative purposes to:

(i) hedge or mitigate crude oil, natural gas and natural gas liquids price risks to which the Borrower or any other Loan Party has actual exposure (whether or not treated as a hedge for accounting purposes under GAAP); provided that at the time the Borrower or any other Loan Party enters into any such Swap Agreement and at any time thereafter, such Swap Agreement (A) does not have a term greater than the longer

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of (1) sixty (60) months from the date such Swap Agreement is entered into and (2) December 31, 2018, and (B) when aggregated and netted with all other Swap Agreements of the Loan Parties then in effect would not cause the aggregate notional volume per month for each of crude oil, natural gas and natural gas liquids, calculated separately, under all Swap Agreements then in effect (other than Excluded Swap Agreements) to exceed for any month during the forthcoming five year period, eighty percent (80%) of the “forecasted production from proved developed producing reserves” (as defined below) of the Loan Parties, taken as a whole; provided, further, that at any time the aggregate notional volumes for each of crude oil, natural gas and natural gas liquids, calculated separately, for any future month shall not exceed the actual total volumes of crude oil natural gas or natural gas liquids for the produced for the account of the Loan Parties, calculated separately, for the most recently ended month~~.~~ (collectively, the “Ongoing Swap Agreements”). In addition to the Ongoing Swap Agreements, in connection with a proposed acquisition or other Investment permitted hereunder (a “Proposed Acquisition”), the Borrower and its Subsidiaries may also enter into incremental hedging contracts with respect to the Loan Parties’ reasonably anticipated projected production from the total proved reserves of the Borrower and its Subsidiaries as forecast based upon the most recent Reserve Report having notional volumes not in excess of 10% of the Loan Parties’ existing projected production prior to the consummation of such Proposed Acquisition (such that the aggregate shall not be more than 80% of the reasonably anticipated projected production from total proved reserves of the Loan Parties, including giving pro forma effect to such Proposed Acquisition prior to its consummation) for a period not exceeding 36 months from the date such hedging arrangement is created during the period between (i) the date on which such Loan Party signs a definitive acquisition agreement in connection with a Proposed Acquisition and (ii) the earliest of (A) the date of consummation of such Proposed Acquisition, (B) the date of termination of such Proposed Acquisition and (C) 90 days after the date of execution of such definitive acquisition agreement (or such longer period as to which the Administrative Agent may agree); provided that, all such incremental hedging contracts entered into with respect to a Proposed Acquisition must be terminated or unwound within 90 days following the date of termination of such Proposed Acquisition. It is understood that commodity Swap Agreements which may, from time to time, “hedge” the same volumes, but different elements of commodity risk thereof, shall not be aggregated together when calculating the foregoing limitations on notional volumes;

(ii) effectively convert interest rates from fixed to floating, the notional amounts of which (when aggregated and netted with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 100% of the then outstanding principal amount of the Borrower’s Indebtedness for borrowed money which bears interest at a fixed rate; and

(iii) effectively convert interest rates from floating to fixed, the notional amounts of which (when aggregated and netted with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 100% of the then outstanding principal amount of the Borrower’s Indebtedness for borrowed money which bears interest at a floating rate.

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As used in this Section 6.06, “forecasted production from proved developed producing reserves” means the forecasted production from proved developed producing reserves of each of crude oil, natural gas and natural gas liquids as reflected in the most recent Reserve Report delivered to the Administrative Agent pursuant to Section 5.11, after deducting forecasted production from any Oil and Gas Properties sold or under contract for sale that had been included in such Reserve Report and after adding forecasted production from any Oil and Gas Properties that had not been reflected in such Reserve Report but that are reflected in a separate or supplemental Reserve Report delivered to the Administrative Agent with a Reserve Report Certificate meeting the requirements of Section 5.11 above and otherwise are satisfactory to the Administrative Agent.

(b) In no event shall any Swap Agreement entered into by the Borrower or any of its Subsidiaries contain any requirement, agreement or covenant for the Borrower or any of its Subsidiaries to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures; provided that this sentence shall not prevent a Secured Swap Provider from requiring the obligations under any Swap Agreement with the Borrower or any of its Subsidiaries to be secured by the Liens granted to the Administrative Agent pursuant to the Security Instruments.

(c) The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, enter into any Swap Liquidation unless (i) the consideration received in respect of such Swap Liquidation shall be equal to or greater than the fair market value of such Loan Party’s positions under the Swap Agreements subject to such Swap Liquidation (in each case, as reasonably determined by the Board of Directors of the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer certifying to that effect), (ii) 100% of the consideration received in respect of such Swap Liquidation shall be cash or cash equivalents, (iii) no Default or Event of Default has occurred and is continuing or would result from such Swap Liquidation, (iv) the Borrower delivers written notice of such Swap Liquidation in accordance with Section 5.01(k) and (v) after giving effect to such Swap Liquidation, if the aggregate Swap Borrowing Base Value of all Swap Liquidations entered into by the Loan Parties of together with the Engineered Value of all Dispositions of Oil and Gas Properties between Scheduled Redeterminations of the Borrowing Base is more than five percent (5%) of the Borrowing Base then in effect, the Borrowing Base shall be reduced pursuant to Section 2.08.

Section 6.07. Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests (other than Disqualified Capital Stock), (b) any Subsidiary of the Borrower may declare and pay dividends and distributions ratably with respect to its Equity Interests and (c) so long as (i) no Default or Event of Default exists or would result therefrom and (ii) after giving effect to such Restricted Payment the Aggregate Credit Exposure is equal to or less than ~~eighty-five~~ninety percent (~~85~~90%) of the Commitments at such time, the Borrower may make Restricted Payments.

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Section 6.08. Transactions with Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any Property, or purchase, lease or otherwise acquire any Property from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate, (c) transactions described on Schedule 6.08, (d) any Restricted Payment permitted by Section 6.07, and (e) investments permitted by Section 6.04(h).

Section 6.09. Restrictive Agreements. The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any other Loan Party to create, incur or permit to exist any Lien upon any of its Property to secure the Secured Obligations, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Loan Party or to Guarantee Indebtedness of the Borrower or any other Loan Party; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions set forth in the Loan Documents or the Second Lien Debt Documents, (iii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the Property securing such Indebtedness, and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

Section 6.10. Sale or Discount of Receivables. Except for the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower will not, nor will it permit any of its Subsidiaries to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable to any Person other than any Loan Party.

Section 6.11. Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower will not, nor will it permit any of its Subsidiaries to, allow gas imbalances, take-or-pay or other prepayments (including pursuant to an Advance Payment Contract) with respect to the Oil and Gas Properties of the Loan Parties that would require the Borrower or such Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed a volume equal to five percent (5.0%) of the aggregate annual production of gas from the Oil and Gas Properties of the Loan Parties for the most recently ended calendar year (on an mcf basis).

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Section 6.12. Marketing Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (i) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (ii) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower and its Subsidiaries that the Borrower or one of its Subsidiaries has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (iii) other contracts for the purchase and/or sale of Hydrocarbons of third parties (A) which have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (B) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

Section 6.13. Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into or suffer to exist any (i) Sale and Leaseback Transaction or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except for (x) Swap Agreements to the extent permitted under the terms of Section 6.06 and (y) Advance Payment Contracts to the extent permitted under the terms of Section 6.11.

Section 6.14. Disqualified Capital Stock. The Borrower will not, nor will it permit any of its Subsidiaries to, issue any Disqualified Capital Stock.

Section 6.15. Amendments to Organizational Documents; Changes in Fiscal Year End; Foreign Subsidiaries; Accounting Changes.

(a) The Borrower will not, nor will it permit any of its Subsidiaries to, enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under its Organizational Documents if the effect thereof would be materially adverse to the Administrative Agent or any Lender or violate Section 6.09.

(b) The Borrower will not, nor will it permit any of its Subsidiaries to, change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

(c) The Borrower will not, nor will it permit any of its Subsidiaries to have any Foreign Subsidiaries.

(d) The Borrower will not, nor will it permit any of its Subsidiaries to, make (without the consent of the Administrative Agent) any material change in its accounting treatment and reporting practices except as required by GAAP.

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Section 6.16. Financial Covenants.

(a) Consolidated Current Ratio. The Borrower will not permit the Consolidated Current Ratio as of the end of any fiscal quarter ending on or after December 31, ~~2013~~2014, to be less than 1.00 to 1.00.

(b) Consolidated Leverage Ratio. The Borrower will not permit the Consolidated Leverage Ratio, determined as of the end of any fiscal quarter ending on or after December 31, ~~2013~~2014 to be greater than 3.50 to 1.00.

Section 6.17. AbraxasKaiser Acquisition Documents. Without the prior written consent of the Required Lenders, the Borrower will not, and will not permit any of the other Loan Parties to, enter into or permit any supplement, modification, amendment, or amendment and restatement of, or waive any right or obligation of any Person under, any of the ~~Abraxas~~Kaiser Acquisition Documents that could reasonably be expected to result in a Material Adverse Effect.

~~Section 6.18 Sundance Acquisition Documents. Without the prior written consent of the Required Lenders, the Borrower will not, and will not permit any of the other Loan Parties to, enter into or permit any supplement, modification, amendment, or amendment and restatement of, or waive any right or obligation of any Person under, any of the Sundance Acquisition Documents that could reasonably be expected to result in a Material Adverse Effect.~~

Section 6.18. Restrictions on Second Lien Debt.

(a) The Borrower will not, nor will it permit any Subsidiary to, (a) except with the proceeds of a Permitted Refinancing, voluntarily retire, redeem, defease, repurchase or prepay prior to the scheduled due date thereof any part of the principal of, or interest on, any Second Lien Debt or (b) enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under the second lien credit agreement and related documents evidencing the Second Lien Debt (as amended, modified, supplemented or restated from time to time in accordance with this Agreement, the “Second Lien Debt Documents”), if the effect of any such modification or amendment (i) is to increase the maximum principal amount of the Indebtedness evidenced by the Second Lien Debt Documents to an amount in excess of the amount permitted under Section 6.01(k) or the rate of interest on any such Indebtedness to a rate in excess of the rate permitted under Section 6.01(k) (other than as a result of the imposition of a default rate of interest in accordance with the terms of the Second Lien Debt Documents), (ii) is to change or modify any event of default or any covenant with respect to the Indebtedness evidenced by the Second Lien Debt Documents if the effect of such change or modification is to cause any one or more of the Second Lien Debt Documents taken as a whole, to be materially more restrictive on any Loan Party than those in this Agreement, (iii) is to change (to an earlier date) the scheduled dates upon which payments of principal or interest on the Indebtedness evidenced by the Second Lien Debt Documents are due, (iv) is to change any redemption or prepayment provisions of the Indebtedness evidenced by the Second Lien Debt Documents or (v) would violate or conflict with the terms of the Intercreditor Agreement with respect thereto.

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(b) The Borrower will not, and will not permit any other Loan Party to, grant a Lien on any Property to secure the Second Lien Debt without contemporaneously granting to the Administrative Agent, as security for the Secured Obligations, a first priority, perfected Lien (subject only to Permitted Encumbrances) on the same Property pursuant to Security Instruments in form and substance reasonably satisfactory to the Administrative Agent and in each case, subject to the Intercreditor Agreement. In connection therewith, the Borrower shall, and shall cause each other Loan Party to execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

(c) The Borrower will not and will not permit or cause any Subsidiary to guarantee Second Lien Debt without causing such Subsidiary to contemporaneously become a Guarantor in accordance with Section 5.13(b) hereof.

Article VII

Events of Default

Section 7.01. Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a) the Borrower shall fail to pay any principal of any Loan (including any payments required under Section 2.10) or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in, or in connection with, this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made;

(d) the Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 2.10, Section 5.02, Section 5.03 (with respect to the Borrower’s or any other Loan Party’s existence), Section 5.06, Section 5.09, Section 5.11, Section 5.13(b), Section 5.15 or in Article VI;

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(e) the Borrower or any of its Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another clause of this Article) or any Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after the earlier to occur of knowledge of such breach or the receipt of written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f) the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure shall continue beyond the applicable grace period, if any;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the Property securing such Indebtedness (so long as such sale or transfer is permitted hereunder);

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Natural Resource Partners, the Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Natural Resource Partners, the Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Natural Resource Partners, the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) Natural Resource Partners, the Borrower or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

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(k) one or more judgments for the payment of money in an aggregate amount in excess of ~~the Threshold Amount~~$10,000,000 or any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and the same shall remain undischarged or unsatisfied for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) the Loan Documents (including any Intercreditor Agreement) after delivery thereof shall for any reason cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or any other Loan Party party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any material portion of the Collateral purported to be covered thereby, or the Borrower or any other Loan Party shall so state in writing;

(n) a Change in Control shall occur; or

(o) a default or event of default shall occur and be continuing in respect of Indebtedness of Natural Resource Partners in an aggregate principal amount exceeding $35,000,000 at the time of such default or event of default.

Section 7.02. Remedies.

(a) In the case of an Event of Default (other than an Event of Default described in Section 7.01(h), Section 7.01(i) or Section 7.01(j)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of any Event of Default described in Section 7.01(h), Section 7.01(i) or Section 7.01(j), the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

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(b) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the Uniform Commercial Code.

(c) All proceeds realized from the liquidation or other disposition of Collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:

(i) first, to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii) second, pro rata to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Lenders;

(iii) third, pro rata to payment of accrued interest on the Loans;

(iv) fourth, pro rata (A) to payment of the portion of the Secured Obligations constituting unpaid principal of the Loans and unreimbursed LC Disbursements, (B) to serve as cash collateral to be held by the Administrative Agent to secure outstanding LC Exposure, and (C) to payment of the portion of the Secured Obligations constituting payment obligations then owing with respect to Banking Service Obligations and Secured Swap Obligations;

(v) fifth, pro rata to any other Secured Obligations;

(vi) sixth, any excess, after all of the Secured Obligations shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

Notwithstanding the foregoing, amounts received from any Loan Party that is not an Eligible Contract Participant shall not be applied to any Excluded Swap Obligations owing to a Secured Swap Provider (it being understood, that in the event that any amount is applied to Secured Obligations other than Excluded Swap Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to the foregoing clause fourth from amounts received from Eligible Contract Participants to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Secured Obligations described in the foregoing clause fourth above by Secured Swap Providers that are the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Secured Obligations pursuant to the foregoing clause fourth above).

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Article VIII

The Administrative Agent

Section 8.01. Appointment; Powers. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 8.02. Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by the entity serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein.

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Section 8.03. Action by Administrative Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Required Lenders or the Lenders, as applicable (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 8.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. If a Default has occurred and is continuing, the Administrative Agent shall not have any obligation to perform any act in respect thereof except as expressly provided herein. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

Section 8.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon, and each of the Borrower, the Lenders and the Issuing Bank hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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Section 8.05. Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding clauses shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 8.06. Resignation of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this clause, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a commercial bank or an Affiliate of any such commercial bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from any further duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article, Section 2.16(d) and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 8.07. Administrative Agent as Lender. The entity serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such entity and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary of a Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder.

Section 8.08. No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. The Administrative Agent

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shall not be required to keep itself informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Administrative Agent, the Arranger or any of its Affiliates. In this regard, each Lender acknowledges that Fulbright & Jaworski LLP is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 8.09. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

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Section 8.10. The Arranger and Certain Agents. The Arranger, any syndication agent and any documentation agent, in such capacities, shall not have any right, power, obligation, liability, responsibility or duty under this Agreement and the other Loan Documents other than those applicable to all Lenders as such.

Section 8.11. Intercreditor Agreement. The Lenders hereby authorize the Administrative Agent to enter into any Intercreditor Agreement with respect to the Second Lien Debt. Each Lender (by receiving the benefits thereunder and of the collateral pledged pursuant to the Security Instruments) agrees that the terms of such Intercreditor Agreement shall be binding on such Lender and its successors and assigns, as if it were a party thereto.

Article IX

Miscellaneous

Section 9.01. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i) if to any Loan Party, to the Borrower, at:

NRP Oil and Gas LLC

601 Jefferson Street, Suite 3600

Houston, Texas 77002

Attention: Dwight Dunlap

Facsimile No: (281) 657-8014

(ii) if to the Administrative Agent or the Issuing Bank, to Wells Fargo Bank, N.A., at:

Wells Fargo Bank, N.A.

1000 Louisiana Street, 9th Floor,

Houston, Texas 77002

Attention: Scott Hodges

Facsimile No.: (713) 319-1925

(iii) if to the Arranger, any syndication agent, any documentation agent, or any Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

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All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Default certificates delivered pursuant to Section 5.01(c) unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Section 9.02. Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

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(b) Neither this Agreement nor any other Loan Document nor any other provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Loan Party or Loan Parties that are party thereto and the Required Lenders or by the Loan Party or Loan Parties that are party thereto and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall:

(i) increase the Commitment or the Maximum Credit Amount of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender);

(ii) increase the Borrowing Base without the consent of each Lender (other than any Defaulting Lender; provided that the Commitment of any Defaulting Lender (i.e. such Defaulting Lender’s Applicable Percentage of the Borrowing Base) may not be increased without the consent of such Defaulting Lender);

(iii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby;

(iv) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby (it being understood that waiver of a mandatory prepayment of the Loans shall not constitute a postponement or waiver of a scheduled payment or date of expiration);

(v) change Section 2.17(b), Section 2.17(c) or Section 7.02(c) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender (including any such Lender that is a Defaulting Lender);

(vi) change clause (b) of the definition of Secured Obligations, Section 7.02(c), Section 9.02(b)(vi) or Section 9.18 without the consent of each Lender adversely affected thereby (including any such Lender that is a Defaulting Lender);

(vii) change any of the provisions of this Section 9.02(b) or the definition of “Majority Lenders”, “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby;

(viii) change Section 2.19, without the written consent of each Lender (other than any Defaulting Lender);

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(ix) release any Guarantor from its obligation under its Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender (other than any Defaulting Lender); or

(x) except as provided in clause (c) of this Section or in any Security Instrument, release all or substantially all of the Collateral, without the written consent of each Lender (other than any Defaulting Lender);

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be (it being understood that any change to Section 2.19 shall require the consent of the Administrative Agent and the Issuing Bank). The Administrative Agent may also amend Annex I to reflect assignments entered into pursuant to Section 9.04.

(c) Each Lender, the Issuing Bank and each other Secured Party (by its acceptance of the benefits of any Lien encumbering the Mortgaged Properties or any other Collateral) hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to (A) release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender, (ii) that is permitted to be Disposed of pursuant to the terms of the Loan Documents, and to the extent that the Property being Disposed of constitutes 100% of the Equity Interest of a Subsidiary of the Borrower, the Administrative Agent is authorized to release any Guaranty provided by such Subsidiary, or (iii) as required to effect any Disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Section 7.02, (B) subordinate Liens on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by Section 6.02(e), and (C) release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Any such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Each Lender, the Issuing Bank and each other Secured Party (by its acceptance of the benefits of any Lien encumbering the Mortgaged Properties or any other Collateral) hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments, subordination agreements or other documents reasonably requested by the Borrower in connection with any release or subordination permitted hereunder. Upon the request of the Administrative Agent at any time, the Secured Parties will confirm in writing the Administrative Agent’s authority to release or subordinate, as the case may be, particular types or items of Collateral, or to release any Guarantor from its obligations under the Guaranty pursuant to this clause.

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(d) If, in connection with any proposed amendment, modification, termination, waiver or consent (including any consent to any increase in the Borrowing Base) requiring the consent of “all Lenders”, “each Lender” or “each Lender affected or directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.14 and 2.16, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.15 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

Section 9.03. Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Administrative Agent and the Arranger (taken as a whole) and, if reasonably necessary, a single local counsel for the Administrative Agent and the Arranger (taken as a whole) in each relevant jurisdiction and with respect to each relevant specialty)), in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as SyndTrak) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Administrative Agent, the Issuing Bank or any Lender (taken as a whole) and, if reasonably necessary, a single local counsel for the Administrative Agent, the Issuing Bank or any Lender (taken as a whole) in each relevant jurisdiction and with respect to each relevant specialty)), in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection

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with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, except in the case of out-of pocket expenses described in this clause (iii) to the extent that Section 9.03(b) expressly provides that the Borrower shall not indemnify such party for such out-of-pocket expenses.

(b) THE LOAN PARTIES SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, THE ARRANGER, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, INCREMENTAL TAXES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, (BUT LIMITED, IN THE CASE OF LEGAL FEES AND EXPENSES, TO THE REASONABLE AND DOCUMENTED OUT-OF-POCKET FEES, DISBURSEMENTS AND OTHER CHARGES OF ONE COUNSEL TO ALL INDEMNITEES (TAKEN AS A WHOLE) AND, IF REASONABLY NECESSARY, A SINGLE LOCAL COUNSEL FOR ALL INDEMNITEES (TAKEN AS A WHOLE) IN EACH RELEVANT JURISDICTION AND WITH RESPECT TO EACH RELEVANT SPECIALTY, AND IN THE CASE OF AN ACTUAL OR PERCEIVED CONFLICT OF INTEREST, ONE ADDITIONAL COUNSEL IN EACH RELEVANT JURISDICTION TO THE AFFECTED INDEMNITEES SIMILARLY SITUATED AND TAKEN AS A WHOLE)), INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THE LOAN DOCUMENTS OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS OR ANY OTHER TRANSACTIONS CONTEMPLATED HEREBY, (II) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, (IV) THE FAILURE OF THE BORROWER TO DELIVER TO THE ADMINISTRATIVE AGENT THE REQUIRED RECEIPTS OR OTHER REQUIRED DOCUMENTARY EVIDENCE WITH RESPECT TO A PAYMENT MADE BY THE BORROWER FOR TAXES PURSUANT TO SECTION 2.16, OR (V) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY

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INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES OR RELATED EXPENSES ARISE (1) AS FINANCIAL LIABILITIES OF A LENDER TO THE BORROWER OR ANY SUBSIDIARY PURSUANT TO AND IN ACCORDANCE WITH THE TERMS OF A SWAP AGREEMENT (2) AS A RESULT OF A MATERIAL BREACH IN BAD FAITH BY SUCH INDEMNITEE OF ITS FUNDING OBLIGATIONS UNDER THIS AGREEMENT OR ANY LOAN DOCUMENT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NONAPPEALABLE JUDGMENT, OR (3) AS A RESULT OF DISPUTES ARISING SOLELY BETWEEN INDEMNITEES AND NEITHER (A) INVOLVING ANY ACTION OR INACTION BY ANY LOAN PARTY OR ANY SUBSIDIARY THEREOF NOR (B) RELATING TO ANY ACTION OF SUCH INDEMNITEE IN ITS CAPACITY AS ADMINISTRATIVE AGENT OR ISSUING BANK. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF THE LOAN PARTIES AND EACH LOAN PARTY AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNITEE WITH RESPECT TO LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR), WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNITEE. THIS SECTION 9.03(B) SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN TAXES THAT REPRESENT LOSSES OR DAMAGES ARISING FROM ANY NON-TAX CLAIM.

(c) To the extent that any Loan Party fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under clause (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

(d) To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

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(e) All amounts due under this Section shall be payable not later than ten (10) days after written demand therefor.

Section 9.04. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)

(i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof and provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent; and

(C) the Issuing Bank.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender, or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

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(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(E) in no event may any Lender assign all or any portion of its rights and obligations under this Agreement to any Person that is not an Eligible Assignee.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to clause (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.14, Section 2.15, Section 2.16 and Section 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section except that any attempted assignment or transfer by any Lender that does not comply with clause (C) of Section 9.04(b)(ii) shall be null and void.

(iv) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower for tax purposes, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment,

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Maximum Credit Amount and Applicable Percentage of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Loan Parties, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Loan Parties, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section and any written consent to such assignment required by clause (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(d) or Section 2.04(e), Section 2.05(b), Section 2.17(c) or Section 2.17(d) or Section 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause.

(c) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.17 and 2.18 as if it were an assignee under clause (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.14 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

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To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower for tax purposes, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.14, Section 2.15, and Section 2.16 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof for a period of 270 days thereafter. The provisions of Section 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

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Section 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. ~~Except as provided in Section 4.01,~~ This Agreement ~~shall become~~became effective ~~when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter~~on the Effective Date and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitation, obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Guarantor against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall notify the Borrower and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

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Section 9.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. CHAPTER 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

(b) EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN THE SOUTHERN DISTRICT OF TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

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Section 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority), (c) to the extent required by Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower, (h) to holders of Equity Interests in the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than a Loan Party. For the purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by any Loan Party; provided that, in the case of information received from any Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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Section 9.13. Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to the Borrower in violation of any Requirement of Law.

Section 9.14. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Loan Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Act.

Section 9.15. Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.16. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof and, promptly upon the Administrative Agent’s request therefor, shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 9.17. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. To the extent that Chapter 303 of the Texas Finance Code (as amended, the “Texas Finance Code”) is relevant for the

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purpose of determining the Maximum Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the “weekly ceiling” as defined in the Texas Finance Code and from time to time in effect. Chapter 346 of the Texas Finance Code (which regulates certain revolving credit accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)) shall not apply to this Agreement or to any Loan, nor shall this Agreement or any Loan be governed by or be subject to the provisions of such Chapter 346 in any manner whatsoever.

Section 9.18. Collateral Matters; Swap Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any Collateral securing the Secured Obligations shall also extend to and be available to Secured Swap Providers and Banking Services Providers in respect of Secured Swap Obligations and Banking Services Obligations. Except as set forth in Section 9.02(b)(vi), no Person shall have any voting rights under any Loan Document as a result of the existence of any Secured Swap Obligations or any Banking Services Obligations.

Section 9.19. Flood Insurance. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) located on the Mortgaged Properties within an area having special flood hazards and in which flood insurance is available under the National Flood Insurance Act of 1968 included in the definition of “Mortgaged Properties” under the Mortgages and no Building or Manufactured (Mobile) Home shall be encumbered by the Security Instruments. As used herein, “Flood Insurance Regulations” shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

Section 9.20. No Fiduciary Duty. Each Lender and their Affiliates (collectively, solely for purposes of this Section 9.20, the “Lenders”), may have economic interests that conflict with those of the Loan Parties and their respective Subsidiaries and their stockholders and/or their affiliates. Each Loan Party, for itself and on behalf of its Subsidiaries, agrees that nothing in this Agreement or the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and any Loan Party or its Subsidiaries, their stockholders or their affiliates, on the other. Each Loan Party, for itself and on behalf of its Subsidiaries, acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties and their Subsidiaries, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party or its Subsidiaries, their stockholders or their affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party or its Subsidiaries, their stockholders or their affiliates

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on other matters) or any other obligation to any Loan Party or any of its Subsidiaries except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party or any of its Subsidiaries, their management, stockholders, creditors or any other Person. Each Loan Party, for itself and its Subsidiaries, acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party, for itself and its Subsidiaries, agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party or Subsidiary, in connection with such transaction or the process leading thereto.

Article X

Guaranty

Section 10.01. Guaranty. Each Guarantor (other than those that have delivered a separate Guarantee) hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Lenders, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses, including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent, the Issuing Bank and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, the Borrower, any Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

Section 10.02. Guaranty of Payment. This Guaranty is a guaranty of payment and not of collection. Each Guarantor waives any right to require the Administrative Agent, the Issuing Bank or any Lender to sue the Borrower, any Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

Section 10.03. No Discharge or Diminishment of Guaranty.

(a) Except as otherwise provided for herein, the obligations of each Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension,

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renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Guarantor may have at any time against any Obligated Party, the Administrative Agent, the Issuing Bank, any Lender or any other person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c) Further, the obligations of any Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, the Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

Section 10.04. Defenses Waived. To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrower or any Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person. Each Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any

NRP Oil and Gas LLC – Credit Agreement – Page 120

Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Guarantor under this Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Obligated Party or any security.

Section 10.05. Rights of Subrogation. No Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any Obligated Party, or any collateral, until the Loan Parties and the Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing Bank and the Lenders.

Section 10.06. Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, each Guarantor’s obligations under this Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Bank and the Lenders are in possession of this Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Guarantors forthwith on demand by the Administrative Agent.

Section 10.07. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and the other Loan Parties’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guaranty, and agrees that neither the Administrative Agent, the Issuing Bank nor any Lender shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

Section 10.08. Taxes. Each payment of the Guaranteed Obligations will be made by each Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Guarantor shall be increased as necessary so that, net of such withholding (including such withholding of Indemnified Taxes applicable to additional amounts payable under this Section), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives the amount it would have received had no such withholding been made.

NRP Oil and Gas LLC – Credit Agreement – Page 121

Section 10.09. Maximum Liability. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Administrative Agent, the Issuing Bank or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”. This Section with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of the Administrative Agent, the Issuing Bank and the Lenders to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other Person shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this Guaranty or affecting the rights and remedies of the Administrative Agent, the Issuing Bank or the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

Section 10.10. Contribution. In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article X, each Non-Paying Guarantor’s “Applicable Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantor, the aggregate amount of all monies received by such Guarantors from the Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor’s Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of all of the Administrative Agent, the Issuing Bank, the Lenders and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

NRP Oil and Gas LLC – Credit Agreement – Page 122

Section 10.11. Liability Cumulative. The liability of each Loan Party as a Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 10.12. Subordination. Without limiting the rights of the Administrative Agent, the Issuing Bank and the Lenders under any other agreement, any indebtedness of Borrower or any other Loan Party now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior indefeasible payment in full in cash of the Guaranteed Obligations. Notwithstanding the foregoing, prior to the occurrence of an Event of Default, the Borrower or any other Loan Party may make payments to any Guarantor on account of any such indebtedness to the extent not prohibited under the Credit Agreement. After the occurrence and during the continuance of an Event of Default, none of the Guarantors will demand, sue for, or otherwise attempt to collect any such indebtedness until this Guaranty is terminated in accordance with Section 10.14. If any amount shall erroneously be paid to any Guarantor on account of any such indebtedness of Borrower or any other Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

Section 10.13. Keepwell.

(a) Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.13, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 10.13 shall remain in full force and effect until this Guaranty is terminated in accordance with Section 10.14. Each Qualified ECP Guarantor intends that this Section 10.13 constitute, and this Section 10.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(b) Notwithstanding any other provision of this Agreement or any other Loan Document, Obligations guaranteed by any Guarantor, or secured by the grant of any Lien by such Guarantor under any Security Instrument, shall exclude all Excluded Swap Obligations of such Guarantor.

NRP Oil and Gas LLC – Credit Agreement – Page 123

Section 10.14. Termination. This Guaranty shall terminate when (a) the Commitments have expired or been terminated, (b) all of the Guaranteed Obligations have been indefeasibly paid in full in cash or otherwise satisfied, (c) the LC Exposure has been reduced to zero (or fully cash collateralized in a manner reasonably satisfactory to the Issuing Bank and the Administrative Agent), and (d) the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement.

[Signature Page Follows]

NRP Oil and Gas LLC – Credit Agreement – Page 124

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

NRP OIL AND GAS LLC

By:
Name:
Title:

[Credit Agreement – Signature Page – NRP Oil and Gas LLC]

WELLS FARGO BANK, N.A., as Administrative Agent, Issuing Lender and a Lender

By:
Name:
Title:

[Credit Agreement – Signature Page – NRP Oil and Gas LLC]

ANNEX I

MAXIMUM CREDIT AMOUNTS, APPLICABLE PERCENTAGES, AND COMMITMENTS

Lender	Title	Applicable Percentages	Commitment[1]	Maximum Credit Amounts
Wells Fargo Bank , N.A.	Administrative Agent	~~100.00~~32.846715328%	$~~16,000,000~~45,000,000.00	$~~100,000,000~~164,233,576.64

~~TOTAL~~Compass Bank	Co-Syndication Agent	~~100.00~~14.963503650%	$~~8,000,000~~20,500,000.00	$~~100,000,000~~74,817,518.25

Comerica Bank	Co-Syndication Agent	14.963503650%	$20,500,000.00	$74,817,518.25

Amegy Bank National Association		12.408759124%	$17,000,000.00	$62,043,795.62

Branch Banking and Trust Company		12.408759124%	$17,000,000.00	$62,043,795.62

The Huntington National Bank		12.408759124%	$17,000,000.00	$62,043,795.62

TOTAL		100.000000000%	$137,000,000.00	$500,000,000.00

[1]	As of the Second Amendment Effective Date

NRP Oil and Gas LLC – Credit Agreement – Annex I

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower:	NRP Oil and Gas LLC

4.	Administrative Agent:	Wells Fargo Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Credit Agreement, dated as of August 12, 2013 among NRP Oil and Gas LLC, a Delaware limited liability company, as Borrower, the other Loan Parties party thereto, the Lenders party thereto, and Wells Fargo Bank, N.A., as Administrative Agent

NRP Oil and Gas LLC – Credit Agreement – Exhibit A – Page 1

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Aggregate Maximum Credit Amounts	Amount of Maximum Credit Amount Assigned	Applicable Percentage of Commitment/Loans/ Maximum Credit Amount
$	$	$	$	%
$	$	$	$	%
$	$	$	$	%

Effective Date:                          , 20

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

NRP Oil and Gas LLC – Credit Agreement – Exhibit A – Page 2

Consented to and Accepted:

WELLS FARGO BANK, N.A. as Administrative Agent and Issuing Bank

By:
Name:
Title:

[Consented to:][2]

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

[2]	To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

NRP Oil and Gas LLC – Credit Agreement – Exhibit A – Page 3

ANNEX 1

Credit Agreement dated as of August 12, 2013 among NRP Oil and Gas LLC, a Delaware limited liability company, as Borrower, the other Loan Parties party thereto, the Lenders party thereto and Wells Fargo Bank, N.A., as Administrative Agent.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.	Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vi) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

NRP Oil and Gas LLC – Credit Agreement – Annex 1 to Exhibit A – Page 1

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

NRP Oil and Gas LLC – Credit Agreement – Annex 1 to Exhibit A – Page 2

EXHIBIT B

FORM OF BORROWING REQUEST3

[                    ], 20[    ]

NRP Oil and Gas LLC, a Delaware limited liability company (the “Borrower”), pursuant to Section 2.03 of the Credit Agreement, dated as of August 12, 2013 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”; capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Credit Agreement) among the Borrower, the other Loan Parties party thereto, the Lenders party thereto, and Wells Fargo Bank, N.A., as Administrative Agent, hereby requests a Borrowing as follows:

(i) Aggregate amount of the requested Borrowing is $[            ];

(ii) Date of such Borrowing is [                    ], 20[    ] (the “Borrowing Date”);

(iii) Requested Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing];

(iv) In the case of a Eurodollar Borrowing, the initial Interest Period applicable thereto is [one] [two] [three] [six] months;

(v) Amount of Borrowing Base in effect on the date hereof is $[            ];

(vi) Aggregate Credit Exposure on the date hereof (i.e., outstanding principal amount of Loans and total LC Exposure) is $[            ];

(vii) Pro forma Aggregate Credit Exposure (giving effect to the requested Borrowing) is $[            ]; and

(viii) Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Credit Agreement, is as follows:

[                         ]

[                         ]

[                         ]

[                         ]

[                         ]

[3]	To be delivered not later than (a) in the case of a Eurodollar Borrowing, 11:00 a.m., three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, 11:00 a.m., one Business Day before the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e).

NRP Oil and Gas LLC – Credit Agreement – Exhibit B – Page 1

The undersigned certifies that he/she is the [                    ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower (and not individually) that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement and that the following statements are true and correct on the Borrowing Date of the requested Borrowing:

(a) The representations and warranties of each Loan Party set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) with the same effect as though made on and as of the date of such Borrowing, except to the extent that any representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) only as of such specified date.

(b) No Default has occurred and is continuing or will exist immediately after giving effect to such requested Borrowing.

(c) No Borrowing Base Deficiency exists or will exist immediately after giving effect to such requested Borrowing.

Delivery of an executed counterpart of this Borrowing Request by facsimile or other electronic means will be effective as delivery of an original executed counterpart of this Borrowing Request.

NRP OIL AND GAS LLC

By:
Name:
Title:

NRP Oil and Gas LLC – Credit Agreement – Exhibit B – Page 2

EXHIBIT C

FORM OF INTEREST ELECTION REQUEST

[                    ], 20[    ]

NRP Oil and Gas LLC, a Delaware limited liability company (the “Borrower”), pursuant to Section 2.06 of the Credit Agreement, dated as of August 12, 2013 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”; capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Credit Agreement) among the Borrower, the other Loan Parties party thereto, the Lenders party thereto, and Wells Fargo Bank, N.A., as Administrative Agent, hereby makes an Interest Election Request as follows:

(i) The Borrowing to which this Interest Election Request applies, and if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information specified pursuant to (iii) and (iv) below shall be specified for each resulting Borrowing) is [                        ];

(ii) The effective date of the election made pursuant to this Interest Election Request is [                    ], 20[    ];[and]

(iii) The resulting Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing][; and]

[If the resulting Borrowing is a Eurodollar Borrowing, add the following:]

[(iv) The Interest Period applicable to the resulting Borrowing after giving effect to such election is [one] [two] [three] [six] months].

The undersigned certifies that he/she is the [                        ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower (and not individually) that the Borrower is entitled to receive the requested continuation or conversion under the terms and conditions of the Credit Agreement and that the following statements are true and correct on the effective date of the resulting Borrowing:

(a) The representations and warranties of each Loan Party set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) with the same effect as though made on and as of the date of such Borrowing, except to the extent that any representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) only as of such specified date.

(b) No Default has occurred and is continuing or will exist immediately after giving effect to the resulting Borrowing.

NRP Oil and Gas LLC – Credit Agreement – Exhibit C – Page 1

(c) No Borrowing Base Deficiency exists or will exist immediately after giving effect to the resulting Borrowing.

Delivery of an executed counterpart of this Interest Election Request by facsimile or other electronic means will be effective as delivery of an original executed counterpart of this Interest Election Request.

NRP OIL AND GAS LLC

By:
Name:
Title:

NRP Oil and Gas LLC – Credit Agreement – Exhibit C – Page 2

EXHIBIT D

FORM OF NOTE

Houston, Texas	,

FOR VALUE RECEIVED, the undersigned NRP Oil and Gas LLC, a Delaware limited liability company (the “Borrower”) hereby unconditionally promises to pay to [                        ] and its registered assigns (the “Lender”) the principal sum equal to its Commitment as set forth in the Credit Agreement (as hereinafter defined), or, if greater or less, the aggregate unpaid principal amount of the Loans (as hereinafter defined) advanced by the Lender to the Borrower pursuant to the terms of the Credit Agreement, together with interest on the unpaid principal balance thereof as set forth in the Credit Agreement, both principal and interest payable as therein provided in lawful money of the United States of America at the offices of the Administrative Agent (as hereinafter defined) provided in Section 9.01 of the Credit Agreement, or at such other place, as from time to time may be designated by Administrative Agent in accordance with the Credit Agreement.

The principal and all accrued interest on this Note shall be due and payable in accordance with the terms and provisions of the Credit Agreement.

This Note is executed pursuant to that certain Credit Agreement dated as of August 12, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), between Borrower, the other Loan Parties party thereto, the Lenders party thereto and Wells Fargo Bank, N.A., as Administrative Agent (the “Administrative Agent”), is one of the promissory notes referred to in Section 2.09(e) therein and is secured by the Security Instruments. Reference is made to the Credit Agreement and the Loan Documents for a statement of prepayment rights and obligations of the Borrower, for a statement of the terms and conditions under which the due date of this Note may be accelerated and for statements regarding other matters affecting this Note (including without limitation the obligations of the holder hereof to advance funds hereunder, principal and interest payment due dates, voluntary and mandatory prepayments, exercise of rights and remedies, payment of attorneys’ fees, court costs and other costs of collection and certain waivers by the Borrower and others now or hereafter obligated for payment of any sums due hereunder). Upon the occurrence of an Event of Default, the Administrative Agent may declare forthwith to be entirely and immediately due and payable the principal balance hereof and the interest accrued hereon, and the Lender shall have all rights and remedies of the Lender under the Credit Agreement and the other Loan Documents. This Note may be prepaid in accordance with the terms and provisions of the Credit Agreement.

Regardless of any provision contained in this Note, the holder hereof shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the Maximum Rate, and, if the holder hereof ever receives, collects, or applies as interest, any such amount which would be excessive interest, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or

NRP Oil and Gas LLC – Credit Agreement – Exhibit D – Page 1

not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, the Borrower and the holder hereof shall, to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the obligations evidenced by this Note and/or referred to in the Credit Agreement so that the interest rate is uniform throughout the entire term of this Note; provided that, if this Note is paid and performed in full prior to the end of the full contemplated term thereof; and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the holder hereof shall refund to the Borrower the amount of such excess or credit the amount of such excess against the indebtedness evidenced hereby, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, the Borrower agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys’ fees.

The Borrower and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, protest, notice of protest and nonpayment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all such renewals, extensions, indulgences, releases or changes.

This Note shall be governed by and construed in accordance with the applicable laws of the United States of America and the laws of the State of Texas.

THIS NOTE, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

NRP Oil and Gas LLC – Credit Agreement – Exhibit D – Page 2

EXECUTED as of the date and year first above written.

BORROWER:

NRP OIL AND GAS LLC

By:
Name:
Title:

NRP Oil and Gas LLC – Credit Agreement – Exhibit D – Page 3

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

[                    ], 20[    ]

To:	The Lenders parties to the

Credit Agreement Described Below

This Compliance Certificate is (a) furnished pursuant to Section 5.01(c) of that certain Credit Agreement, dated as of August 12, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among NRP Oil and Gas LLC, a Delaware limited liability company (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and Wells Fargo Bank, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and (b) is delivered in connection with the [unaudited][audited] financial statements for the [fiscal quarter][fiscal year] ended [                    , 20    ]. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The officer executing this Compliance Certificate is the [                        ] of the Borrower, and as such is duly authorized to execute and deliver this Compliance Certificate on behalf of the Borrower. By so executing this Compliance Certificate, the undersigned hereby certifies to the Administrative Agent on behalf of the Borrower, solely in his capacity as the [                        ] of the Borrower and not individually, that:

1. I am the duly elected [                        ] of the Borrower;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Consolidated Subsidiaries during the accounting period covered by the attached financial statements and such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied [for quarterly financial statements add: , subject to normal year-end audit adjustments and the absence of footnotes];

3. The examinations described in clause 2 did not disclose, except as set forth below, and I have no knowledge of (a) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate or (b) any change in GAAP or in the application thereof that has occurred since the date of the unaudited financial statements referred to in Section 3.04 of the Credit Agreement;

4. I hereby certify that no Loan Party has changed (i) its name, (ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is, (v) its state of incorporation or organization or (vi) its federal taxpayer identification number without having given the Administrative Agent the notice required by Section 5.01(m) of the Credit Agreement;

NRP Oil and Gas LLC – Credit Agreement – Exhibit E – Page 1

5. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with the financial covenants set forth in Section 6.16 as of the end of the [fiscal quarter][fiscal year], all of which data and computations are true, complete and correct;

6. Schedule II attached hereto sets forth a true and complete list of all Swap Agreements of the Loan Parties, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value thereof (as of the last day of such fiscal quarter or fiscal year), any new credit support agreements relating thereto not listed on Schedule 3.21 of the Credit Agreement, any margin required or supplied under any credit support agreement, and the counterparty to each such Swap Agreement; [and]

[6. Attached hereto [is][are] the certificate[s] of insurance coverage from the Borrower’s insurance broker or insurers with respect to the insurance required by Section 5.06 of the Credit Agreement; and]4

Described below are the exceptions, if any, to clause 3 above by listing, in detail, the (a) nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event or (b) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

[4]	Include with delivery of yearly financing statements.

NRP Oil and Gas LLC – Credit Agreement – Exhibit E – Page 2

The foregoing certifications, together with the computations set forth in Schedule I and the list set forth in Schedule II hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of the date first set forth above.

[ ]

By:
Name:
Title:

NRP Oil and Gas LLC – Credit Agreement – Exhibit E – Page 3

SCHEDULE I

Compliance as of                     ,          with

Provisions of Section 6.16 of the Credit Agreement

NRP Oil and Gas LLC – Credit Agreement – Schedule I to Exhibit E – Page 1

SCHEDULE II

Swap Agreements

NRP Oil and Gas LLC – Credit Agreement – Schedule II to Exhibit E – Page 1

EXHIBIT F

FORM OF RESERVE REPORT CERTIFICATE

[                    ], 20[    ]

To:	The Administrative Agent and the Lenders

parties to the Credit Agreement Described Below

This Reserve Report Certificate (this “Certificate”) is (a) given pursuant to Section 5.11 of that certain Credit Agreement, dated as of August 12, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among NRP Oil and Gas LLC, a Delaware limited liability company (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and Wells Fargo Bank, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and (b) delivered in connection with that certain Reserve Report covering the Oil and Gas Properties of the Loan Parties as of [                    , 20    ] (the “Reserve Report”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The officer executing this Certificate is the [                        ] of the Borrower, and as such is duly authorized to execute and deliver this Certificate on behalf of the Borrower. By so executing this Certificate, the undersigned hereby certifies to the Administrative Agent on behalf of the Borrower, solely in his capacity as the [                        ] of the Borrower and not individually, that:

1.	The information contained in the Reserve Report and any other information delivered in connection therewith is true and correct in all material respects, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in the Reserve Report are necessarily based upon professional opinions, estimates, projections and that none of the Borrower, any Subsidiary or any Responsible Officer warrants that such opinions, estimates and projections will ultimately prove to have been accurate.

2.	The Loan Parties own good and defensible title to the Oil and Gas Properties evaluated in the Reserve Report, and such Properties are free of all Liens except for Liens permitted by Section 6.02.

3.	Except as set forth on Schedule 1 hereto, on a net basis there are no gas imbalances, take or pay or other prepayments (including pursuant to an Advance Payment Contract) in excess of the volume specified in Section 3.19 with respect to the Oil and Gas Properties evaluated in the Reserve Report that would require any Loan Party to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

NRP Oil and Gas LLC – Credit Agreement – Exhibit F – Page 1

4.	None of the Loan Parties’ Oil and Gas Properties evaluated in the immediately preceding Reserve Report have been sold since the date of the last Borrowing Base determination, except as set forth on Schedule 2 hereto, which includes a detailed list of all Oil and Gas Properties sold during such period.

5.	Attached hereto as Schedule 3 is a list of all marketing agreements entered into subsequent to the later of the Effective Date or the date of the most recently delivered Reserve Report Certificate which the Borrower could reasonably be expected to have been obligated to list on Schedule 3.20 had such agreement been in effect on the Effective Date.

6.	Attached hereto as Schedule 4 is a schedule of the Oil and Gas Properties evaluated by the Reserve Report that are Mortgaged Properties demonstrating the percentage of the total Engineered Value of the Oil and Gas Properties that the total Engineered Value of such Mortgaged Properties represent.

NRP Oil and Gas LLC – Credit Agreement – Exhibit F – Page 2

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the day and year set forth above.

NRP OIL AND GAS LLC

By:
Name:
Title:

NRP Oil and Gas LLC – Credit Agreement – Exhibit F – Page 3

SCHEDULE 1

GAS IMBALANCES, TAKE OR PAY OR OTHER PREPAYMENTS

NRP Oil and Gas LLC – Credit Agreement – Schedule 1 to Exhibit F – Page 1

SCHEDULE 2

OIL AND GAS PROPERTIES SOLD

NRP Oil and Gas LLC – Credit Agreement – Schedule 2 to Exhibit F – Page 1

SCHEDULE 3

MARKETING AGREEMENTS

NRP Oil and Gas LLC – Credit Agreement – Schedule 3 to Exhibit F – Page 1

SCHEDULE 4

OIL AND GAS PROPERTIES / MORTGAGED PROPERTIES

NRP Oil and Gas LLC – Credit Agreement – Schedule 4 to Exhibit F – Page 1

EXHIBIT G

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of [                    , 20    ], is entered into between [                                , a                                 ] (the “New Subsidiary”) and WELLS FARGO BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain Credit Agreement dated as of August 12, 2013 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among NRP Oil and Gas LLC, a Delaware limited liability company (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and a Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in the Credit Agreement and each other Loan Document and applicable to the undersigned, *[and]* (b) all of the covenants set forth in Credit Agreement and each other Loan Document and applicable to the undersigned *[and (c) all of the guaranty obligations set forth in Article X of the Credit Agreement. Without limiting the generality of the foregoing terms of this clause 1, the New Subsidiary, subject to the limitations set forth in Section 10.09 of the Credit Agreement, hereby guarantees, jointly and severally with the other Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.]* *[The New Subsidiary has delivered to the Administrative Agent an executed Guaranty.]*

NRP Oil and Gas LLC – Credit Agreement – Exhibit G – Page 1

2. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a [Grantor][Pledgor] under the Security Agreement for all purposes of the Security Agreement and shall have all of the obligations of a [Grantor][Pledgor] as if it had executed the Security Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting the generality of the foregoing terms of this clause 2, the New Subsidiary hereby, as security for the payment and performance in full of the Secured Obligations, grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of such New Subsidiary’s right, title and interest in, to and under the [“Collateral”] (as such term is defined in the Security Agreement), whether now owned or hereafter acquired by the New Subsidiary, wherever located and whether now or hereafter existing or arising. All such [Collateral] shall be deemed to be part of the [“Collateral”] and hereafter subject to each of the terms and conditions of the Security Agreement.

3. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Pledgor under the Pledge Agreement for all purposes of the Pledge Agreement and shall have all of the obligations of a Pledgor as if it had executed the Pledge Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Pledge Agreement. Without limiting the generality of the foregoing terms of this clause 3, the New Subsidiary hereby, as security for the payment and performance in full of the Secured Obligations, grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of such New Subsidiary’s right, title and interest in, to and under the “Pledged Collateral” (as such term is defined in the Pledge Agreement), whether now owned or hereafter acquired by the New Subsidiary, wherever located and whether now or hereafter existing or arising, including, without limitation, the “Pledged Securities” (as such term is defined in the Pledge Agreement) described on Schedule [    ] attached hereto. All such Pledged Collateral shall be deemed to be part of the “Pledged Collateral” and hereafter subject to each of the terms and conditions of the Pledge Agreement.

4. The New Subsidiary hereby represents and warrants to the Administrative Agent and each of the Lenders that at the time of and immediately after giving effect to this Agreement, no Default exists or would be caused thereby.

5. To the extent required under the Credit Agreement, the Security Agreement and the Pledge Agreement, the New Subsidiary hereby attaches as Annex I, Annex II and Annex III supplements to the Schedules to the Credit Agreement, the Security Agreement and the Pledge Agreement, as applicable.

6. The New Subsidiary hereby agrees from time to time, upon request of the Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as the Administrative Agent may request to effect the transactions contemplated by, and to carry out the intent of, this Agreement. If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Security Instruments (and such other documents and instruments) as requested by the Administrative Agent prior to the date hereof in accordance with the Credit Agreement.

NRP Oil and Gas LLC – Credit Agreement – Exhibit G – Page 2

7. The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows:

8. The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

9. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed signature page of this Joinder Agreement by facsimile or other electronic means shall be effective as delivery of an original executed counterpart hereof.

10. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

NRP Oil and Gas LLC – Credit Agreement – Exhibit G – Page 3

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

WELLS FARGO BANK, N.A., as Administrative Agent

By:
Name:
Title:

NRP Oil and Gas LLC – Credit Agreement – Exhibit G – Page 4

EXHIBIT H-1

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. [Lenders][Participants]1 That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Date:                          , 20[    ]

Reference is hereby made to that certain Credit Agreement dated as of [                         , 20    ] (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among [                        ] (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and Wells Fargo Bank, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the [Loan(s) (as well as any Note(s) evidencing such Loan(s))][participation] in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished [the Administrative Agent and the Borrower][its participating Lender] with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform [the Borrower and the Administrative Agent][such Lender] and (2) the undersigned shall have at all times furnished [the Borrower and the Administrative Agent][such Lender] with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER OR PARTICIPANT]

By:
Name:
Title:

[1]	This form can be used for Lenders or Participants. Select the appropriate bracketed phrases.

NRP Oil and Gas LLC – Credit Agreement – Exhibit H-1 – Page 1

EXHIBIT H-2

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. [Lenders][Participants]1 That Are Partnerships For U.S. Federal Income Tax Purposes)

Date:                          , 20[    ]

Reference is hereby made to that certain Credit Agreement dated as of [                         , 20    ] (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among [                        ] (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and Wells Fargo Bank, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the [Loan(s) (as well as any Note(s) evidencing such Loan(s))][participation] in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such [Loan(s) (as well as any Note(s) evidencing such Loan(s))][participation], (iii) with respect to [the extension of credit pursuant to this Credit Agreement][participation], neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished [the Administrative Agent and the Borrower][its participating Lender] with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform [the Borrower and the Administrative Agent][such Lender] and (2) the undersigned shall have at all times furnished [the Borrower and the Administrative Agent][such Lender] with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER OR PARTICIPANT]

By:
Name:
Title:

[1]	This form can be used for Lenders or Participants. Select the appropriate bracketed phrases.

NRP Oil and Gas LLC – Credit Agreement – Exhibit H-2 – Page 1

SCHEDULE 3.06

DISCLOSED MATTERS

None.

NRP Oil and Gas LLC – Credit Agreement	SCHEDULE 3.06

SCHEDULE 3.14

CAPITALIZATION

Organizational Information
Full Legal Name	Jurisdiction of Organization	Type of Entity	Organizational ID No.
NRP Oil and Gas LLC	Delaware	Limited liability company	5341115

Name of Subsidiary of Borrower	Relationship to Borrower of such Subsidiary
N/A	N/A

Equity Interests in the Borrower
Name of Entity	Class of each Authorized and Issued Equity Interests	Percentage Owned	Owners
NRP Oil and Gas LLC	Membership interest	100%	Natural Resource Partners L.P.

NRP Oil and Gas LLC – Credit Agreement	SCHEDULE 3.14

SCHEDULE 3.15

FILING OFFICES FOR MORTGAGES AND FINANCING STATEMENTS

Name of Loan Party	Filing Offices for Mortgages		Filings Offices for Security Agreement	Filings Offices for Pledge Agreement
NRP Oil and Gas LLC	State of North Dakota	County of: Billings Burke Divide Dunn McKenzie Stark Williams	Secretary of State of the State of Delaware	N/A

	State of Montana	County of: Richland Roosevelt Sheridan

NRP Oil and Gas LLC – Credit Agreement	SCHEDULE 3.15

SCHEDULE 3.19

GAS IMBALANCES

None.

NRP Oil and Gas LLC – Credit Agreement	SCHEDULE 3.19

SCHEDULE 3.20

MARKETING CONTRACTS

None.

NRP Oil and Gas LLC – Credit Agreement	SCHEDULE 3.20

SCHEDULE 3.21

SWAP AGREEMENTS

None.

NRP Oil and Gas LLC – Credit Agreement	SCHEDULE 3.21

SCHEDULE 6.01

EXISTING INDEBTEDNESS

None.

NRP Oil and Gas LLC – Credit Agreement	SCHEDULE 6.01

SCHEDULE 6.02

EXISTING LIENS

None.

NRP Oil and Gas LLC – Credit Agreement	SCHEDULE 6.02

SCHEDULE 6.04

EXISTING INVESTMENTS

None.

NRP Oil and Gas LLC – Credit Agreement	SCHEDULE 6.04

SCHEDULE 6.08

TRANSACTIONS WITH AFFILIATES

None.

NRP Oil and Gas LLC – Credit Agreement	SCHEDULE 6.08

SCHEDULE 6.09

EXISTING RESTRICTIONS

None.

NRP Oil and Gas LLC – Credit Agreement	SCHEDULE 6.09